
                                                           Financial Statements
                                                           Item 6(b) 1-A
                                                           Page 1 of 50

                                    GPU, Inc.
                                 Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                                -----------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
------                                                ------     -----------   ---------
Investments:
  Investment in subsidiaries                       $ 3,591,292   $       -    $ 3,591,292
  Other investments                                      6,440           -          6,440
                                                    ----------    ----------   ----------
      Total investments                              3,597,732           -      3,597,732
                                                    ----------    ----------   ----------

Current Assets:
  Cash and temporary cash investments                    2,356       180,900      183,256
  Accounts receivable, net                               5,680           -          5,680
  Prepayments                                              140           -            140
                                                    ----------    ----------   ----------
      Total current assets                               8,176       180,900      189,076
                                                    ----------    ----------   ----------


Deferred Debits and Other Assets:
  Other                                                    232           -            232
                                                    ----------    ----------   ----------
      Total deferred debits and other assets               232           -            232
                                                    ----------    ----------   ----------







      Total Assets                                 $ 3,606,140   $   180,900  $ 3,787,040
                                                    ==========    ==========   ==========








The accompanying notes are an integral part of the consolidated financial statements.




                                                          Financial Statements
                                                          Item 6(b) 1-A
                                                          Page 2 of 50

                                    GPU, Inc.
                                 Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                                -----------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                         Actual    Adjustments    Pro Forma
Capitalization:                                    -----------  --------------  ---------
  Common stock                                     $   331,958   $       -    $   331,958
  Capital surplus                                    1,011,310           -      1,011,310
  Retained earnings                                  2,230,425        (6,098)   2,224,327
  Accumulated other comprehensive income/(loss)        (31,304)          -        (31,304)
                                                    ----------    ----------   ----------
      Total                                          3,542,389        (6,098)   3,536,291
  Less, reacquired common stock, at cost               (77,741)          -        (77,741)
                                                    ----------    ----------   ----------
       Total capitalization                          3,464,648        (6,098)   3,458,550
                                                    ----------    ----------   ----------


Current Liabilities:
  Notes payable                                         69,100       180,900      250,000
  Accounts payable                                         551           -            551
  Interest accrued                                          62         9,381        9,443
  Dividends declared                                    65,917           -         65,917
  Taxes accrued                                            -          (3,283)      (3,283)
  Other                                                  4,502           -          4,502
                                                    ----------    ----------   ----------
      Total current liabilities                        140,132       186,998      327,130
                                                    ----------    ----------   ----------


Deferred Credits and Other Liabilities:
  Other                                                  1,360           -          1,360
                                                    ----------    ----------   ----------
      Total deferred credits and other liabilities       1,360           -          1,360
                                                    ----------    ----------   ----------









      Total Liabilities and Capitalization         $ 3,606,140   $   180,900  $ 3,787,040
                                                    ==========    ==========   ==========





The accompanying notes are an integral part of the consolidated financial statements.




                                                       Financial Statements
                                                       Item 6(b) 1-A
                                                       Page 3 of 50

                                    GPU, Inc.
                   Statements of Income and Retained Earnings
                   Actual (audited) and Pro Forma (unaudited)
                      For The Year Ended December, 31, 1998

                                                                    (In Thousands)
                                                           Actual    Adjustments    Pro
Forma

Income
  Equity in earnings of subsidiaries                     $  397,699   $      -    $  397,699
                                                          ---------    ---------    --------


Operating Expenses:
  Other operation and maintenance                             4,562          -         4,562
  Taxes, other than income taxes                                151          -           151
                                                          ---------    ---------   --------
       Total operating expenses                               4,713          -         4,713
                                                          ---------    ---------   --------

Operating Income Before Income Taxes                        392,986          -       392,986
  Income taxes                                                  -         (3,283)     (3,283)
                                                          ---------    ---------    -------
Operating Income                                            392,986        3,283     396,269
                                                          ---------    ---------    -------
Other Income and Deductions:
  Other income/(expense), net                                  (672)         -          (672)
                                                          ---------    ---------    --------
Total other income and deductions                              (672)         -          (672)
                                                          ---------    ---------    --------
Income Before Interest Charges                              392,314        3,283     395,597
                                                          ---------    ---------    --------

Interest Charges:
  Other interest                                              6,433        9,381      15,814
                                                          ---------    ---------    --------

Total interest charges                                        6,433        9,381      15,814
                                                          ---------    ---------    --------


Income before Extraordinary Item                            385,881       (6,098)    379,783

  Extraordinary item, net of tax                            (25,755)         -       (25,755)
                                                          ---------    ---------    --------

Net Income                                               $  360,126       (6,098)    354,028
                                                          =========    ---------    ========


Retained Earnings:
Balance at beginning of year                             $2,140,712          -    $2,140,712
      Add-Net Income                                        360,126       (6,098)    354,028
      Deduct-Cash dividends on common stock                (263,561)         -      (263,561)
            -Other                                           (6,852)         -        (6,852)
                                                          ---------    ---------    --------

Balance at end of year                                   $2,230,425   $   (6,098) $2,224,327
                                                          =========    =========  ==========


The accompanying notes are an integral part of the consolidated financial statements.


                                                      Financial Statements
                                                      Item 6(b) 1-A
                                                      Page 4 of 50

                                    GPU, Inc.
                           Pro Forma Journal Entries
                           -------------------------

                                 (In Thousands)




                                            (1)

Cash and temporary cash investments                   $180,900
      Notes payable                                               $180,900

To record the maximum  liability  associated  with
the proposed issuance by GPU, Inc. of $100 million
of   commercial   paper  and  $80.9   million   of
short-term debt. (Proposed limit on short-term borrowings of $150 million less $69.1 million of short-term borrowings outstanding at 12/31/98)


                                            (2)

Other interest                                        $  9,381
      Interest accrued                                            $  9,381

To record  the  maximum  interest  related  to the
proposed   issuance  of  commercial  paper  at  an
assumed rate of 5.15% and other short-term debt at an assumed rate of 5.23%.


                                            (3)

Taxes accrued                                         $  3,283
      Income taxes                                                $  3,283

To reflect the income tax benefit associated with interest payments related to the proposed issuance of short-term debt.


                                                        Financial Statements
                                                        Item 6(b) 1-B
                                                        Page 5 of 50

                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                                -----------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
------                                                ------     -----------   ---------
Utility Plant:
  Transmission, distribution and general plant     $ 7,579,455   $       -    $ 7,579,455
  Generation plant                                   3,445,984           -      3,445,984
                                                    ----------    ----------   ----------
      Utility plant in service                      11,025,439           -     11,025,439
  Accumulated depreciation                          (4,460,341)          -     (4,460,341)
                                                    ----------    ----------   ----------
      Net utility plant in service                   6,565,098           -      6,565,098
  Construction work in progress                         94,005           -         94,005
  Other, net                                           145,792           -        145,792
                                                    ----------    ----------    ---------
      Net utility plant                              6,804,895           -      6,804,895
                                                    ----------    ----------    ---------


Other Property and Investments:
  GPUI Group equity investments                        682,125           -        682,125
  Goodwill, net                                        545,262           -        545,262
  Nuclear decommissioning trusts, at market            716,274           -        716,274
  Other, net                                           356,282           -        356,282
                                                    ----------    ----------   ----------
      Total other property and investments           2,299,943           -      2,299,943
                                                    ----------    ----------   ----------


Current Assets:
  Cash and temporary cash investments                   72,755       633,683      706,438
  Special deposits                                      62,673           -         62,673
  Accounts receivable:
    Customers, net                                     286,278           -        286,278
    Other                                              126,088           -        126,088
  Unbilled revenues                                    144,076           -        144,076
  Materials and supplies, at average cost or less:
    Construction and maintenance                       155,827           -        155,827
    Fuel                                                42,697           -         42,697
  Investments held for sale                             48,473           -         48,473
  Deferred income taxes                                 47,521           -         47,521
  Prepayments                                           76,021           -         76,021
                                                    ----------    ----------   ----------
      Total current assets                           1,062,409       633,683    1,696,092
                                                    ----------    ----------   ----------


Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                    1,023,815           -      1,023,815
    Other regulatory assets, net                     2,882,413           -      2,882,413
  Deferred income taxes                              2,004,278           -      2,004,278
  Other                                                210,356         2,518      212,874
                                                    ----------    ----------   ----------
      Total deferred debits and other assets         6,120,862         2,518    6,123,380
                                                    ----------    ----------   ----------

      Total Assets                                 $16,288,109   $   636,201  $16,924,310
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.



                                                       Financial Statements
                                                       Item 6(b) 1-B
                                                       Page 6 of 50

                           GPU, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                                -----------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                         Actual    Adjustments   Pro Forma
                                                   ------------  ------------- ----------
Capitalization:
  Common stock                                     $   331,958   $       -    $   331,958
  Capital surplus                                    1,011,310           -      1,011,310
  Retained earnings                                  2,230,425       (23,385)   2,207,040
  Accumulated other comprehensive income/(loss)        (31,304)          -        (31,304)
                                                    ----------    ----------   ----------
      Total                                          3,542,389       (23,385)   3,519,004
  Reacquired common stock, at cost                     (77,741)          -        (77,741)
                                                    ----------    ----------   ----------
      Total common stockholders' equity              3,464,648       (23,385)   3,441,263
  Cumulative preferred stock:
    With mandatory redemption                           86,500           -         86,500
    Without mandatory redemption                        66,478       (28,737)      37,741
  Subsidiary-obligated mandatorily redeemable
    preferred securities                               330,000           -        330,000
  Trust originated preferred securities                    -         200,000      200,000
  Long-term debt                                     3,825,584           -      3,825,584
                                                    ----------    ----------   ----------
      Total capitalization                           7,773,210       147,878    7,921,088
                                                    ----------    ----------   ----------


Current Liabilities:
  Securities due within one year                       563,683           -        563,683
  Notes payable                                        368,607       478,493      847,100
  Obligations under capital leases                     126,480           -        126,480
  Accounts payable                                     394,815           -        394,815
  Taxes accrued                                         92,339       (14,784)      77,555
  Interest accrued                                      81,931        24,795      106,726
  Deferred energy credits                                2,411           -          2,411
  Other                                                377,594          (181)     377,413
                                                    ----------    ----------   ----------
      Total current liabilities                      2,007,860       488,323    2,496,183
                                                    ----------    ----------   ----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                              3,044,947           -      3,044,947
  Unamortized investment tax credits                   114,308           -        114,308
  Three Mile Island Unit 2 future costs                483,515           -        483,515
  Nonutility generation contract loss liability      1,803,820           -      1,803,820
  Other                                              1,060,449           -      1,060,449
                                                    ----------    ----------   ----------
      Total deferred credits and other liabilities   6,507,039           -      6,507,039
                                                    ----------    ----------   ----------




      Total Liabilities and Capitalization         $16,288,109   $   636,201  $16,924,310
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                                   Financial Statements
                                                   Item 6(b) 1-B
                                                   Page 7 of 50


                           GPU, Inc. and Subsidiaries
             Consolidated Statements of Income and Retained Earnings
                   Actual (audited) and Pro Forma (unaudited)
                      For The Year Ended December, 31, 1998
                      -------------------------------------
                                                                    (In Thousands)
                                                           Actual    Adjustments    Pro Forma
                                                           ------    -----------    ---------
Operating Revenues                                       $4,248,792   $      -    $4,248,792
                                                          ---------    ---------  ----------
Operating Expenses:
  Fuel                                                      407,105          -       407,105
  Power purchased and interchanged                        1,122,841          -      1,122,841
  Deferral of energy and capacity costs, net                (25,542)         -       (25,542)
  Other operation and maintenance                         1,106,913          -     1,106,913
  Depreciation and amortization                             522,094          -       522,094
  Taxes, other than income taxes                            219,302          -       219,302
                                                          ---------    ---------    --------
       Total operating expenses                           3,352,713          -     3,352,713
                                                          ---------    ---------  ----------
Operating Income Before Income Taxes                        896,079          -       896,079
  Income taxes                                              238,241      (14,784)    223,457
                                                          ---------    ---------    --------
Operating Income                                            657,838       14,784     672,622
                                                          ---------    ---------    --------
Other Income and Deductions:
  Allowance for other funds used during construction            916          -           916
  Equity in undistributed earnings/(losses)
   of affiliates                                             72,012          -        72,012
  Other income, net                                          48,366          -        48,366
  Income taxes                                               (1,848)         -        (1,848)
                                                          ---------    ---------    --------
       Total other income and deductions                    119,446          -       119,446
                                                          ---------    ---------    --------
Income Before Interest Charges and
 Preferred Dividends                                        777,284       14,784     792,068
                                                          ---------    ---------    --------
Interest Charges and Preferred Dividends:
  Long-term debt                                            318,396          -       318,396
  Subsidiary-obligated mandatorily
   redeemable preferred securities                           28,888          -       28,888
  Other interest                                             35,053       24,847     59,900
  Allowance for borrowed funds used
   during construction                                       (4,348)         -        (4,348)
  Dividends on trust originated preferred securities            -         14,500      14,500
  Preferred stock dividends of subsidiaries                  11,243       (1,178)     10,065
                                                          ---------    ---------    --------
       Total interest charges and preferred dividends       389,232       38,169     427,401
                                                          ---------    ---------    --------
Minority interest net income                                  2,171          -         2,171
                                                          ---------    ---------    --------
Income Before Extraordinary Item                            385,881      (23,385)    362,496
  Extraordinary item (net of income tax
   benefit of $16,300)                                      (25,755)         -       (25,755)
                                                          ---------    ---------    --------
Net Income                                               $  360,126   $  (23,385) $  336,741
                                                          =========    =========    =======
Retained Earnings:
Balance at beginning of year                             $2,140,712   $      -    $2,140,712
      Add-Net Income                                        360,126      (23,385)    336,741
      Deduct-Cash dividends on common stock                (263,561)         -      (263,561)
            -Other                                           (6,852)         -        (6,852)
                                                          ---------    ----------   --------
Balance at end of year                                   $2,230,425   $  (23,385) $2,207,040
                                                          =========    =========  ==========


The accompanying notes are an integral part of the consolidated financial statements.



                                                      Financial Statements
                                                      Item 6(b) 1-B
                                                      Page 8 of 50


                           GPU, Inc. and Subsidiaries
                            Pro Forma Journal Entries
                            -------------------------

                                 (In Thousands)

                                            (1)

Cash and temporary cash investments                   $478,493
      Notes payable                                               $478,493

To record the maximum  liability  associated  with
the   proposed   issuance   of  $100   million  of
commercial   paper  by  GPU,   Inc.;   and   other
short-term debt by GPU, Inc., Jersey Central Power
& Light and Subsidiary (JCP&L),Metropolitan Edison
Company    and    Subsidiaries    (Met-Ed),    and
Pennsylvania  Electric  Company  and  Subsidiaries
(Penelec). (Proposed limit on other short-term borrowings of $735.7 million less $357.2 million of short-term borrowings outstanding at 12/31/98)


                                            (2)

Other interest                                        $ 24,795
      Interest accrued                                            $ 24,795

To record  the  maximum  interest  related  to the
proposed  issuance  of $100  million of GPU,  Inc.
commercial  paper  at an  assumed  rate of  5.15%;
$80.9  million  of  other  short-term  debt  at an
assumed rate of 5.23% by GPU, Inc., $163.3 million
of other  short-term  debt at an  assumed  rate of
5.22% by JCP&L,  $70.4 million of other short-term
debt at an assumed rate of 5.13% by Met-Ed,  $63.9
million of other short-term debt at an assumed rate of 5.13% by Penelec.


                                            (3)

Taxes accrued                                         $  8,677
      Income taxes                                                $  8,677

To reflect the income tax benefit associated with interest payments related to the proposed issuance of commercial paper by GPU, Inc. and short-term debt by GPU, Inc., JCP&L, Met-Ed, and Penelec.

                                                      Financial Statements
                                                      Item 6(b) 1-B
                                                      Page 9 of 50


                           GPU, Inc. and Subsidiaries
                            Pro Forma Journal Entries
                            -------------------------

                                 (In Thousands)


                                            (4)

Cumulative preferred stock                            $ 28,737
      Cash and temporary cash investments                         $ 28,737

To record the redemption of preferred stock by Met-Ed and Penelec on February
19, 1999.

                                            (5)

Cash and temporary cash investments                   $  1,178
      Preferred stock dividends                                   $  1,178

To record  the  decrease  in the  preferred  stock
dividend   balance  due  to  the   redemption   of
preferred  stock by Met-Ed and Penelec on February
19, 1999.


                                            (6)

Other current liabilities                             $    181
      Cash and temporary cash investments                         $    181

To  reverse  the  dividend   accrual  at  12/31/98
relating to the redemption of preferred stock by Met-Ed and Penelec.


                                            (7)

Cash and temporary cash investments                   $200,000
      Trust originated preferred securities                       $200,000

To reflect the proposed issuance of $200 million trust originated preferred securities from time to time through December 31, 2000 by JCP&L Capital
Trust. The trust originated preferred securities and dividend payments are to be unconditionally guaranteed by Jersey Central Power & Light Company
(SEC File No. 70-9399).

                                                      Financial Statements
                                                      Item 6(b) 1-B
                                                      Page 10 of 50


                           GPU, Inc. and Subsidiaries
                           Pro Forma Journal Entries
                           -------------------------

                                 (In Thousands)


                                            (8)

Other deferred debits                                 $  2,570
      Cash and temporary cash investments                         $ 2,570

To  reflect  the  underwriters   compensation  and
offering expenses paid in accordance with the Underwriting Agreements for JCP&L Capital Trust
(SEC File No. 70-9399).

                                            (9)

Other interest                                        $    52
      Other deferred debits                                       $    52

To reflect the annual amortization of the deferred underwriters compensation and offering expenses which are being amortized over 49 years (SEC File
No. 70-9399).



                                            (10)

Dividends on trust originated preferred securities    $14,500
      Cash and temporary cash investments                         $ 14,500

To reflect the annual dividends paid on the trust originated preferred securities by JCP&L Capital
Trust at an  assumed  rate of 7.25%  (SEC File No.
70-9399).


                                            (11)

Taxes accrued                                         $ 6,107
         Income taxes                                             $  6,107

To reflect the net decrease in the  provision  for
Federal  and  State  income  taxes  at the rate of
40.85%  attributable  to interest  payments on the
proposed   issuance   of   $206,200   subordinated
debentures by Jersey Central Power & Light Company to JCP&L Capital II L.P. (SEC File No. 70-9399).


                                                                  Financial Statements
                                                                  Item 6(b) 1-C
                                                                  Page 11 of 50
                    Jersey Central Power & Light Company and Subsidiary
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                     December 31, 1998
                                     -----------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
------                                                ------     -----------   ---------
Utility Plant:
  Transmission, distribution, and general plant    $ 3,108,697   $       -    $ 3,108,697
  Generation plant                                   1,646,576           -      1,646,576
                                                    ----------    ----------   ----------
      Utility plant in service                       4,755,273           -      4,755,273
  Accumulated depreciation                          (2,217,108)          -     (2,217,108)
                                                    ----------    ----------   ----------
      Net utility plant in service                   2,538,165           -      2,538,165
  Construction work in progress                         48,126           -         48,126
  Other, net                                            98,491           -         98,491
                                                    ----------    ----------   ----------
      Net utility plant                              2,684,782           -      2,684,782
                                                    ----------    ----------   ----------
Other Property and Investments:
  Nuclear decommissioning trusts, at market            422,277           -        422,277
  Nuclear fuel disposal trust, at market               116,871           -        116,871
  Other, net                                             9,596           -          9,596
                                                    ----------    ----------   ----------
      Total other property and investments             548,744           -        548,744
                                                    ----------    ----------   ----------
Current Assets:
  Cash and temporary cash investments                    1,850       346,223      348,073
  Special deposits                                       6,047           -          6,047
  Accounts receivable:
    Customers, net                                     152,120           -        152,120
    Other                                               32,562           -         32,562
  Unbilled revenues                                     56,391           -         56,391
  Materials and supplies, at average cost or less:
    Construction and maintenance                        79,863           -         79,863
    Fuel                                                13,144           -         13,144
  Deferred income taxes                                 20,812           -         20,812
  Prepayments                                           27,648           -         27,648
                                                    ----------    ----------   ----------
      Total current assets                             390,437       346,223      736,660
                                                    ----------    ----------   ----------
Deferred Debits and Other Assets:
  Other regulatory assets, net                         753,885           -        753,885
  Deferred income taxes                                179,237           -        179,237
  Other                                                 25,037         2,518       27,555
                                                    ----------    ----------   ----------
      Total deferred debits and other assets           958,159         2,518      960,677
                                                    ----------    ----------   ----------


      Total Assets                                 $ 4,582,122   $   348,741  $ 4,930,863
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                                          Financial Statements
                                                          Item 6(b) 1-C
                                                          Page 12 of 50

                    Jersey Central Power & Light Company and Subsidiary
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                     December 31, 1998
                                     -----------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                         Actual    Adjustments    Pro Forma
                                                  ------------   -------------  -----------

Capitalization:
  Common stock                                     $   153,713   $       -    $   153,713
  Capital surplus                                      510,769           -        510,769
  Retained earnings                                    893,016       (13,986)     879,030
  Accumulated other comprehensive income/(loss)           (425)          -           (425)
                                                    ----------    ----------   -----------
      Total common stockholder's equity              1,557,073       (13,986)   1,543,087
  Cumulative preferred stock:
    With mandatory redemption                           86,500           -         86,500
    Without mandatory redemption                        37,741           -         37,741
  Company-obligated mandatorily redeemable
    preferred securities                               125,000           -        125,000
  Trust originated preferred securities                    -         200,000      200,000
  Long-term debt                                     1,173,532           -      1,173,532
                                                    ----------    ----------   ----------
      Total capitalization                           2,979,846       186,014    3,165,860
                                                    ----------    ----------   ----------


Current Liabilities:
  Securities due within one year                         2,512           -          2,512
  Notes payable                                        122,344       163,293      285,637
  Obligations under capital leases                      85,366           -         85,366
  Accounts payable:
    Affiliates                                          40,861           -         40,861
    Other                                               80,233           -         80,233
  Taxes accrued                                          5,559        (9,090)      (3,531)
  Interest accrued                                      26,678         8,524       35,202
  Deferred energy credits                                2,411           -          2,411
  Other                                                104,408           -        104,408
                                                    ----------    ----------   ----------
      Total current liabilities                        470,372       162,727      633,099
                                                    ----------    ----------   ----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                                670,961           -        670,961
  Unamortized investment tax credits                    50,225           -         50,225
  Nuclear fuel disposal fee                            141,270           -        141,270
  Three Mile Island Unit 2 future costs                120,904           -        120,904
  Other                                                148,544           -        148,544
                                                    ----------    ----------   ----------
      Total deferred credits and other liabilities   1,131,904           -      1,131,904
                                                    ----------    ----------   ----------





      Total Liabilities and Capitalization         $ 4,582,122   $   348,741  $ 4,930,863
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.



                                                      Financial Statements
                                                      Item 6(b) 1-C
                                                      Page 13 of 50

               Jersey Central Power & Light Company and Subsidiary
             Consolidated Statements of Income and Retained Earnings
                   Actual (audited) and Pro Forma (unaudited)
                      For The Year Ended December, 31, 1998
                      -------------------------------------

                                                             (In Thousands)
                                                           Actual      Adjustments  Pro  Forma
                                                          ---------    ---------    --------
Operating Revenues                                       $2,069,648   $      -    $2,069,648
                                                          ---------    ---------    --------
Operating Expenses:
  Fuel                                                       86,431          -        86,431
  Power purchased and interchanged:
    Affiliates                                               57,643          -        57,643
    Others                                                  658,742          -       658,742
  Deferral of energy and capacity costs, net                (25,542)         -       (25,542)
  Other operation and maintenance                           485,054          -       485,054
  Depreciation and amortization                             250,675          -       250,675
  Taxes, other than income taxes                             94,586          -        94,586
                                                          ---------    ---------    --------
       Total operating expenses                           1,607,589          -     1,607,589
                                                          ---------    ---------    --------

Operating Income Before Income Taxes                        462,059          -       462,059
  Income taxes                                              164,445       (9,090)    155,355
                                                          ---------    ---------    --------
Operating Income                                            297,614        9,090     306,704
                                                          ---------    ---------    --------

Other Income and Deductions:
  Allowance for other funds used during construction            786          -           786
  Other income, net                                          13,227          -        13,227
  Income taxes                                               19,367          -        19,367
                                                          ---------    ---------    --------
       Total other income and deductions                     33,380          -        33,380
                                                          ---------    ---------    --------
Income Before Interest Charges                              330,994        9,090     340,084
                                                          ---------    ---------    --------
Interest Charges:
  Long-term debt                                             87,261          -        87,261
  Company-obligated mandatorily
   redeemable preferred securities                           10,700          -        10,700
  Other interest                                             12,229        8,576      20,805
  Allowance for borrowed funds used
   during construction                                       (1,638)         -        (1,638)
  Dividends on trust originated preferred securities            -         14,500      14,500
                                                          ---------    ---------    --------

       Total interest charges                               108,552       23,076     131,628
                                                          ---------    ---------    --------


Net Income                                                  222,442      (13,986)    208,456

  Preferred stock dividends                                  10,065          -        10,065
                                                          ---------    ---------    --------

Earnings Available for Common Stock                      $  212,377   $  (13,986) $  198,391
                                                          =========    =========   =========

Retained Earnings:
Balance at beginning of year                             $ 875,639    $      -      $875,639
      Add-Net Income                                       222,442       (13,986)    208,456
      Deduct-Cash dividends on common stock               (195,000)          -      (195,000)
            -Cash dividends declared on
              cumulative preferred stock                   (10,065)          -       (10,065)
                                                          --------     ---------    --------

Balance at end of year                                   $ 893,016    $  (13,986) $  879,030
                                                          ========     =========    ========



The accompanying notes are an integral part of the consolidated financial statements.

                                                      Financial Statements
                                                      Item 6(b) 1-C
                                                      Page 14 of 50


               Jersey Central Power & Light Company and Subsidiary
                            Pro Forma Journal Entries
                            -------------------------

                                 (In Thousands)




                                    (1)

Cash and temporary cash investments                   $163,293
      Notes payable                                               $163,293

To record the maximum liability associated with the proposed issuance by JCP&L of $163.3 million of short-term debt. (Charter limit for short-term borrowings of $285.7 million less $122.4 million of short-term borrowings outstanding at 12/31/98)


                                    (2)

Other interest                                        $  8,524
      Interest accrued                                            $  8,524

To record the maximum interest related to the proposed issuance of short-term debt at an assumed rate of 5.22%.


                                    (3)

Taxes accrued                                         $  2,983
      Income taxes                                                $  2,983

To reflect the income tax benefit associated with interest payments related to the proposed issuance of short-term debt.

                                                      Financial Statements
                                                      Item 6(b) 1-C
                                                      Page 15 of 50


               Jersey Central Power & Light Company and Subsidiary
                            Pro Forma Journal Entries
                            -------------------------

                                 (In Thousands)


                                    (4)

Cash and temporary cash investments                   $200,000
      Trust originated preferred securities                       $200,000

To reflect the proposed issuance of $200 million trust originated preferred securities from time to time through December 31, 2000 by JCP&L Capital
Trust. The trust originated preferred securities and dividend payments are to be unconditionally guaranteed by Jersey Central Power & Light Company
(SEC File No. 70-9399).

                                    (5)

Other deferred debits                                 $ 2,570
      Cash and temporary cash investments                         $ 2,570

To  reflect  the  underwriters   compensation  and
offering expenses paid in accordance with the Underwriting Agreements for JCP&L Capital Trust
(SEC File No. 70-9399).


                                    (6)

Other interest                                        $    52
      Other deferred debits                                       $    52

To reflect the annual amortization of the deferred underwriters compensation and offering expenses which are being amortized over 49 years (SEC File
No. 70-9399).


                                    (7)

Dividends on trust originated preferred securities    $14,500
      Cash and temporary cash investments                         $14,500

To reflect the annual dividends paid on the trust originated preferred securities by JCP&L Capital
Trust at an  assumed  rate of 7.25%  (SEC File No.
70-9399).

                                                      Financial Statements
                                                      Item 6(b) 1-C
                                                      Page 16 of 50


               Jersey Central Power & Light Company and Subsidiary
                            Pro Forma Journal Entries
                            -------------------------

                                 (In Thousands)


                                    (8)

Taxes accrued                                         $ 6,107
      Income taxes                                                $ 6,107

To reflect the net decrease in the  provision  for
Federal  and  State  income  taxes  at the rate of
40.85%  attributable  to interest  payments on the
proposed   issuance   of   $206,200   subordinated
debentures by Jersey Central Power & Light Company to JCP&L Capital II L.P. (SEC File No. 70-9399).



                                                      Financial Statements
                                                      Item 6(b) 1-D
                                                      Page 17 of 50


                  Metropolitan Edison Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                     December 31, 1998
                                     -----------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
                                                  ------------   ------------  ---------
Utility Plant:
  Transmission, distribution and general plant     $ 1,481,958   $      -     $ 1,481,958
  Generation plant                                     765,669          -         765,669
                                                    ----------    ---------    ----------
      Utility plant in service                       2,247,627          -       2,247,627
  Accumulated depreciation                          (1,008,438)         -      (1,008,438)
                                                    ----------    ---------    ----------
      Net utility plant in service                   1,239,189          -       1,239,189
  Construction work in progress                         19,380          -          19,380
  Other, net                                            27,819          -          27,819
                                                    ----------    ---------    ----------
      Net utility plant                              1,286,388          -       1,286,388
                                                    ----------    ---------    ----------
Other Property and Investments:
  Nuclear decommissioning trusts, at market            211,194          -         211,194
  Other, net                                            11,742          -          11,742
                                                    ----------    ---------    ----------
      Total other property and investments             222,936          -         222,936
                                                    ----------    ---------    ----------
Current Assets:
  Cash and temporary cash investments                      442       58,706        59,148
  Special deposits                                       1,062          -           1,062
  Accounts receivable:
    Customers, net                                      60,012          -          60,012
    Other                                               41,895          -          41,895
  Unbilled revenues                                     43,687          -          43,687
  Materials and supplies, at average cost or less:
    Construction and maintenance                        24,727          -          24,727
    Fuel                                                12,218          -          12,218
  Deferred income taxes                                  2,945          -           2,945
  Prepayments                                           20,616          -          20,616
                                                    ----------    ---------    ----------
      Total current assets                             207,604       58,706       266,310
                                                    ----------    ---------    ----------
Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                      680,213          -         680,213
    Other regulatory assets, net                       921,934          -         921,934
  Deferred income taxes                                714,202          -         714,202
  Other                                                 31,692          -          31,692
                                                    ----------    ---------    ----------
      Total deferred debits and other assets         2,348,041          -       2,348,041
                                                    ----------    ---------    ----------


      Total Assets                                 $ 4,064,969   $   58,706   $ 4,123,675
                                                    ==========    =========    ==========

The accompanying notes are an integral part of the consolidated financial statements.



                                                        Financial Statements
                                                        Item 6(b) 1-D
                                                        Page 18 of 50

                  Metropolitan Edison Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                December 31, 1998
                                -----------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                          Actual   Adjustments    Pro Forma
                                                    ----------   ------------   ----------

Capitalization:
  Common stock                                     $    66,273   $      -     $    66,273
  Capital surplus                                      370,200          -         370,200
  Retained earnings                                    234,066       (1,865)      232,201
  Accumulated other comprehensive income                16,520          -          16,520
                                                    ----------    ---------    ----------
      Total common stockholder's equity                687,059       (1,865)      685,194
  Cumulative preferred stock                            12,056      (12,056)          -
  Company-obligated mandatorily redeemable
    preferred securities                               100,000          -         100,000
  Long-term debt                                       546,904          -         546,904
                                                    ----------    ---------    ----------
      Total capitalization                           1,346,019      (13,921)    1,332,098
                                                    ----------    ---------    ----------


Current Liabilities:
  Securities due within one year                        30,024          -          30,024
  Notes payable                                         79,540       70,400       149,940
  Obligations under capital leases                      27,135          -          27,135
  Accounts payable:
    Affiliates                                          75,933          -          75,933
    Other                                              102,390          -         102,390
  Taxes accrued                                         19,463       (1,264)       18,199
  Interest accrued                                      16,747        3,612        20,359
  Other                                                 42,598         (121)       42,477
                                                    ----------    ---------    ----------
      Total current liabilities                        393,830       72,627       466,457
                                                    ----------    ---------    ----------


Deferred Credits and Other Liabilities:
  Deferred income taxes                              1,010,982          -       1,010,982
  Unamortized investment tax credits                    27,157          -          27,157
  Three Mile Island Unit 2 future costs                241,707          -         241,707
  Nuclear fuel disposal fee                             31,912          -          31,912
  Nonutility generation contract loss liability        787,440          -         787,440
  Other                                                225,922          -         225,922
                                                    ----------    ---------    ----------
      Total deferred credits and other liabilities   2,325,120          -       2,325,120
                                                    ----------    ---------    ----------






      Total Liabilities and Capitalization         $ 4,064,969   $   58,706   $ 4,123,675
                                                    ==========    =========    ==========

The accompanying notes are an integral part of the consolidated financial statements.



                                                        Financial Statements
                                                        Item 6(b) 1-D
                                                        Page 19 of 50

                  Metropolitan Edison Company and Subsidiaries
                  Consolidated Statements of Income and Retained Earnings
                   Actual (audited) and Pro Forma (unaudited)
                     For The Year Ended December, 31, 1998
                     -------------------------------------

                                                                    (In Thousands)
                                                           Actual    Adjustments    Pro Forma
                                                          ---------  ------------   ---------

Operating Revenues                                       $  919,594   $      -     $ 919,594
                                                          ---------    ---------    --------
Operating Expenses:
  Fuel                                                       99,511          -        99,511
  Power purchased and interchanged:
    Affiliates                                               17,766          -        17,766
    Others                                                  220,095          -       220,095
  Other operation and maintenance                           247,189          -       247,189
  Depreciation and amortization                             109,148          -       109,148
  Taxes, other than income taxes                             58,459          -        58,459
                                                          ---------    ---------    --------
       Total operating expenses                             752,168          -       752,168
                                                          ---------    ---------    --------
Operating Income Before Income Taxes                        167,426          -       167,426
  Income taxes                                               42,979       (1,264)     41,715
                                                          ---------    ---------    --------

Operating Income                                            124,447        1,264     125,711
                                                          ---------    ---------    --------
Other Income and Deductions:
  Allowance for other funds used during construction            130          -           130
  Other income/(expense), net                               (13,539)         -       (13,539)
  Income taxes                                                5,556          -         5,556
                                                          ---------    ---------    --------
       Total other income and deductions                     (7,853)         -        (7,853)
                                                          ---------    ---------    --------
Income Before Interest Charges                              116,594        1,264     117,858
                                                          ---------    ---------     -------
Interest Charges:
  Long-term debt                                             42,493          -        42,493
  Company-obligated mandatorily
   redeemable preferred securities                            9,000          -         9,000
  Other interest                                              8,194        3,612      11,806
  Allowance for borrowed funds used
   during construction                                         (813)         -          (813)
                                                          ---------    ---------    --------
       Total interest charges                                58,874        3,612      62,486
                                                          ---------    ---------    --------
Income Before Extraordinary Item                             57,720       (2,348)     55,372
  Extraordinary item (net of income tax
   benefit of $4,708)                                        (6,805)         -        (6,805)
                                                          ---------    ---------    --------
Net Income                                                   50,915       (2,348)     48,567
  Preferred stock dividends                                     483         (483)        -
                                                          ---------    ---------    --------
Earnings Available for Common Stock                      $   50,432   $   (1,865)   $ 48,567
                                                          =========    =========    ========
Retained Earnings:
Balance at beginning of year                             $ 268,634    $      -     $ 268,634
      Add-Net Income                                        50,915        (2,348)     48,567
      Deduct-Cash dividends on common stock                (85,000)          -       (85,000)
            -Cash dividends on cumulative
              preferred stock                                 (483)          483     -
                                                          --------     ---------    --------
Balance at end of year                                   $ 234,066    $   (1,865)  $ 232,201
                                                          ========     =========    ========

The accompanying notes are an integral part of the consolidated financial statements.


                                                      Financial Statements
                                                      Item 6(b) 1-D
                                                      Page 20 of 50


                  Metropolitan Edison Company and Subsidiaries
                                 Pro Forma Journal Entries
                                 -------------------------

                                 (In Thousands)


                                            (1)

Cash and temporary cash investments                   $ 70,400
      Notes payable                                               $ 70,400

To record the maximum liability associated with the proposed issuance by Met-Ed of $70.4 million of short-term debt. (Proposed limit on short-term borrowings of $150 million less $79.6 million of short-term borrowings outstanding at 12/31/98)


                                            (2)

Other interest                                        $  3,612
      Interest accrued                                            $  3,612

To record the maximum interest related to the proposed issuance of short-term debt at an assumed rate of 5.13%.


                                            (3)

Taxes accrued                                         $  1,264
      Income taxes                                                $  1,264

To reflect the income tax benefit associated with interest payments related to the proposed issuance of short-term debt.


                                            (4)

Cumulative preferred stock                            $ 12,056
      Cash and temporary cash investments                         $ 12,056

To record the redemption of preferred stock by Met-Ed on February 19, 1999.

                                                      Financial Statements
                                                      Item 6(b) 1-D
                                                      Page 21 of 50


                  Metropolitan Edison Company and Subsidiaries
                                Pro Forma Journal Entries
                                -------------------------

                                 (In Thousands)

                                            (5)

Other current liabilities                             $    121
      Cash and temporary cash investments                         $    121

To reverse the dividend accrual at 12/31/98 relating to the redemption of preferred stock by Met-Ed.


                                            (6)

Cash and temporary cash investments                   $    483
      Preferred stock dividends                                   $    483

To record  the  decrease  in the  preferred  stock
dividend   balance  due  to  the   redemption   of
preferred stock by Met-Ed on February 19, 1999.


                                                      Financial Statements
                                                      Item 6(b) 1-E
                                                      Page 22 of 50

                       Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                     December 31, 1998
                                     -----------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
                                                   -----------  -------------  -----------
Utility Plant:
  Transmission, distribution and general plant     $ 1,768,621   $       -    $ 1,768,621
  Generation plant                                   1,033,739           -      1,033,739
                                                    ----------    ----------   ----------
      Utility plant in service                       2,802,360           -      2,802,360
  Accumulated depreciation                          (1,175,842)          -     (1,175,842)
                                                    ----------    ----------   ----------
      Net utility plant in service                   1,626,518           -      1,626,518
  Construction work in progress                         18,862           -         18,862
  Other, net                                            19,482           -         19,482
                                                    ----------    ----------   ----------
      Net utility plant                              1,664,862           -      1,664,862
                                                    ----------    ----------   ----------


Other Property and Investments:
  Nuclear decommissioning trusts, at market             82,803           -         82,803
  Other, net                                             7,705           -          7,705
                                                    ----------    ----------   ----------
      Total other property and investments              90,508           -         90,508
                                                    ----------    ----------   ----------


Current Assets:
  Cash and temporary cash investments                    2,750        47,854       50,604
  Special deposits                                       2,632           -          2,632
  Accounts receivable:
    Customers, net                                      69,887           -         69,887
    Other                                               28,893           -         28,893
  Unbilled revenues                                     43,998           -         43,998
  Materials and supplies, at average cost or less:
    Construction and maintenance                        39,452           -         39,452
    Fuel                                                17,107           -         17,107
  Deferred income taxes                                  7,589           -          7,589
  Prepayments                                           31,551           -         31,551
                                                    ----------    ----------   ----------
      Total current assets                             243,859        47,854      291,713
                                                    ----------    ----------   ----------


Deferred Debits and Other Assets:
  Regulatory assets, net:
    Competitive transition charge                      343,602           -        343,602
    Other regulatory assets, net                     1,206,594           -      1,206,594
  Deferred income taxes                                951,471           -        951,471
  Other                                                 23,911           -         23,911
                                                    ----------    ----------   ----------
      Total deferred debits and other assets         2,525,578           -      2,525,578
                                                    ----------    ----------   ----------


      Total Assets                                 $ 4,524,807   $    47,854  $ 4,572,661
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.


                                                          Financial Statements
                                                          Item 6(b) 1-E
                                                          Page 23 of 50

                       Pennsylvania Electric Company and Subsidiaries
                           Consolidated Balance Sheets
                   Actual (audited) and Pro Forma (unaudited)
                                     December 31, 1998
                                     -----------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                         Actual    Adjustments    Pro Forma
                                                  ------------   ------------   ---------
 Capitalization:
  Common stock                                     $   105,812   $       -    $   105,812
  Capital surplus                                      285,486           -        285,486
  Retained earnings                                    367,653        (1,436)     366,217
  Accumulated other comprehensive income                 8,353           -          8,353
                                                    ----------    ----------   ----------
      Total common stockholder's equity                767,304        (1,436)     765,868
  Cumulative preferred stock                            16,681       (16,681)         -
  Company-obligated mandatorily redeemable
    preferred securities                               105,000           -        105,000
  Long-term debt                                       626,434           -        626,434
                                                    ----------    ----------   ----------
      Total capitalization                           1,515,419       (18,117)   1,497,302
                                                    ----------    ----------   ----------
Current Liabilities:
  Securities due within one year                        50,012           -         50,012
  Notes payable                                         86,023        63,900      149,923
  Obligations under capital leases                      13,979           -         13,979
  Accounts payable:
    Affiliates                                          47,164           -         47,164
    Other                                               47,795           -         47,795
  Taxes accrued                                         32,755        (1,147)      31,608
  Interest accrued                                      19,700         3,278       22,978
  Other                                                 37,272           (60)      37,212
                                                    ----------    ----------   ----------
      Total current liabilities                        334,700        65,971      400,671
                                                    ----------    ----------   ----------

Deferred Credits and Other Liabilities:
  Deferred income taxes                              1,338,235           -      1,338,235
  Unamortized investment tax credits                    36,926           -         36,926
  Three Mile Island Unit 2 future costs                120,904           -        120,904
  Nuclear fuel disposal fee                             15,956           -         15,956
  Nonutility generation contract loss liability      1,016,380           -      1,016,380
  Other                                                146,287           -        146,287
                                                    ----------    ----------   ----------
      Total deferred credits and other liabilities   2,674,688           -      2,674,688
                                                    ----------    ----------   ----------


      Total Liabilities and Capitalization         $ 4,524,807   $    47,854  $ 4,572,661
                                                    ==========    ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                                       Financial Statements
                                                       Item 6(b) 1-E
                                                       Page 24 of 50


                 Pennsylvania Electric Company and Subsidiaries
             Consolidated Statements of Income and Retained Earnings
                   Actual (audited) and Pro Forma (unaudited)
                      For The Year Ended December, 31, 1998
                      -------------------------------------

                                                         (In Thousands)
                                             Actual    Adjustments    Pro Forma
                                            ---------  -----------   ----------
Operating Revenues                          $1,032,226   $      -    $1,032,226
                                             ---------    ---------   ---------
Operating Expenses:
  Fuel                                         176,548          -       176,548
  Power purchased and interchanged:
    Affiliates                                   2,729          -         2,729
    Others                                     233,395          -       233,395
  Other operation and maintenance              275,107          -       275,107
  Depreciation and amortization                109,800          -       109,800
  Taxes, other than income taxes                63,874          -        63,874
                                             ---------    ---------    --------
       Total operating expenses                861,453          -       861,453
                                             ---------    ---------   ---------
Operating Income Before Income Taxes           170,773          -       170,773
  Income taxes                                  45,150       (1,147)     44,003
                                             ----------   ---------   ---------
Operating Income                               125,623        1,147     126,770
                                             ---------    ---------   ---------
Other Income and Deductions:
  Other income/(expense), net                   (6,429)         -        (6,429)
  Income taxes                                   2,613          -         2,613
                                             ---------    ---------   ---------
  Total other income and deductions            (3,816)         -         (3,816)
                                             ---------    ---------    ---------
Income Before Interest Charges                 121,807        1,147     122,954
                                             ---------    ---------    ---------
Interest Charges:
  Long-term debt                                47,729          -        47,729
  Company-obligated mandatorily
   redeemable preferred securities               9,188          -         9,188
  Other interest                                 8,197        3,278      11,475
  Allowance for borrowed funds used
   during construction                          (1,897)         -        (1,897)
                                             ---------    ---------   ---------
       Total interest charges                   63,217        3,278      66,495
                                             ---------    ---------   ---------
Income Before Extraordinary Item                58,590       (2,131)     56,459
  Extraordinary item (net of income tax
   benefit of $11,592)                         (18,950)         -       (18,950)
                                             ---------    ---------    ---------
Net Income                                      39,640       (2,131)     37,509
  Preferred stock dividends                        695         (695)      -
                                             ---------    ---------     -------
Earnings Available for Common Stock         $   38,945   $   (1,436)  $  37,509
                                             =========    =========    ========
Retained Earnings:
Balance at beginning of year                $ 393,708    $      -     $ 393,708
      Add-Net Income                           39,640        (2,131)     37,509
      Deduct-Cash dividends on common stock   (65,000)          -       (65,000)
            -Cash dividends declared on
              cumulative preferred stock         (695)          695        -
                                             --------     ---------    --------

Balance at end of year                      $ 367,653    $   (1,436)   $366,217
                                             ========     =========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                           Financial Statements
                                                           Item 6(b) 1-E
                                                           Page 25 of 50

                       Pennsylvania Electric Company and Subsidiaries
                                  Pro Forma Journal Entries
                                  -------------------------

                              (In Thousands)
                                          (1)

Cash and temporary cash investments                   $ 63,900
      Notes payable                                                     $ 63,900

To record the maximum liability associated with the proposed issuance by Penelec of $63.9 million of short-term debt. (Proposed limit on short-term borrowings of $150 million less $86.1 million of short-term borrowings outstanding at 12/31/98).


                                          (2)

Other interest                                        $  3,278
      Interest accrued                                                  $  3,278

To record the maximum interest related to the proposed issuance of short-term debt at an assumed rate of 5.13%.


                                          (3)

Taxes accrued                                         $  1,147
      Income taxes                                                      $  1,147

To reflect the income tax benefit associated with interest payments related to the proposed issuance of short-term debt.


                                          (4)

Cumulative preferred stock                            $ 16,681
      Cash and temporary cash investments                               $ 16,681

To record the redemption of preferred stock by Penelec on February 19, 1999.

                                                            Financial Statements
                                                            Item 6(b) 1-E
                                                            Page 26 of 50

                       Pennsylvania Electric Company and Subsidiaries
                                 Pro Forma Journal Entries

                              (In Thousands)


                                          (5)

Other current liabilities                             $     60
      Cash and temporary cash investments                         $     60

To  reverse  the  dividend   accrual  at  12/31/98
relating to the redemption of preferred stock by Penelec.



                                    (6)

Cash and temporary cash investments                   $    695
      Preferred stock dividends                                   $    695

To record  the  decrease  in the  preferred  stock
dividend   balance  due  to  the   redemption   of
preferred stock by Penelec on February 19, 1999.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 27 of 50

                       GPU, Inc. and Subsidiary Companies
                    COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     GPU, Inc., a Pennsylvania corporation, is a holding company registered under the Public Utility Holding Company Act of 1935. GPU, Inc. does not directly operate any utility properties, but owns all the outstanding common stock of three domestic electric utilities serving customers in New Jersey -- Jersey Central Power & Light Company (JCP&L) -- and Pennsylvania -- Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec). The customer service, transmission and distribution operations of these electric utilities are conducting business under the name GPU Energy. JCP&L, Met-Ed and Penelec considered together are referred to as the "GPU Energy companies." The generation operations of the GPU Energy companies are conducted by GPU Generation, Inc. (Genco) and GPU Nuclear, Inc. (GPUN). The "GPUI Group," as referred to in this report, develops, owns, operates and funds the acquisition of generation, transmission and distribution facilities worldwide through GPU International, Inc., GPU Power, Inc., GPU Capital, Inc. and GPU Electric, Inc., a subsidiary of GPU Capital, Inc. (Effective January 1, 1999, GPU International, Inc. and GPU Power, Inc., will develop, own, operate and fund the acquisition of generation facilities worldwide and will be referred to as the "GPUI Group." GPU Capital, Inc. and GPU Electric, Inc., will develop, own, operate and fund the acquisition of transmission and distribution systems outside the United States and will be referred to as "GPU Electric".) Other subsidiaries of GPU, Inc. include GPU Advanced Resources, Inc. (GPU AR), which is involved in retail energy sales; GPU Telcom Services, Inc. (GPU Telcom), which is engaged in telecommunications-related businesses; and GPU Service, Inc. (GPUS), which provides legal, accounting, financial and other services to the GPU companies. All of these companies considered together are referred to as "GPU."


1. ACCOUNTING FOR EXTRAORDINARY AND NON-RECURRING ITEMS

Pennsylvania Restructuring Write-offs
-------------------------------------

     Historically, the rates an electric utility charges its customers have been based on the utility's costs of operation. As a result, the GPU Energy companies were required to account for the economic effects of cost-based ratemaking regulation under the provisions of FAS 71. FAS 71 requires regulated entities, in certain circumstances, to defer, as regulatory assets, the impact on operations of costs expected to be recovered in future rates.

     In response to the continuing deregulation of the electric utility industry, the SEC has questioned the continued applicability of FAS 71 by investor-owned utilities with respect to their electric generation operations. In response to these concerns, the Financial Accounting Standards Board's (FASB) EITF concluded in June 1997 that utilities are no longer subject to FAS 71, for the relevant portion of their business, when they know details of their individual transition plans to a competitive electric generation marketplace. The EITF also concluded that utilities can continue to carry previously recorded regulated assets, as well as any newly established regulated assets (including those related to generation), on their balance sheets if regulators have guaranteed a regulated cash flow stream to recover the cost of these assets.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 28 of 50


     In  1998,   Met-Ed  and  Penelec   received  PaPUC   Restructuring   Orders
(Restructuring Orders) which, among other things, essentially remove from regulation the costs associated with providing electric generation service to Pennsylvania consumers, effective January 1, 1999. Accordingly, in 1998 Met-Ed and Penelec discontinued the application of FAS 71 and adopted the provisions of FAS 101 and EITF Issue 97-4 with respect to their electric generation operations. The transmission and distribution portion of Met-Ed and Penelec's operations continue to be subject to the provisions of FAS 71. JCP&L expects to discontinue the application of FAS 71 and adopt FAS 101 and EITF Issue 97-4 for its electric generation operations no later than its receipt of NJBPU approval of its restructuring plans, which is expected in the second quarter of 1999. Also, as a result of the Restructuring Orders, Met-Ed and Penelec recorded non-recurring charges for customer refunds of 1998 revenues, and for the establishment of a sustainable energy fund.

     For the year ended December 31, 1998, the net effect on earnings of the PaPUC's Restructuring Orders was as follows:

(in millions, except per share data)
                                             Met-Ed     Penelec    Total
                                             ------     -------    -----


Write-off of existing Pennsylvania
  generation regulatory assets              $    8.0  $    2.8   $   10.8

Write-off of existing FERC
  generation regulatory assets                   1.5      17.6       19.1

Write-off of FERC portion of TMI-1
  impairment and TMI-1 decommissioning           2.0      10.2       12.2
                                             -------   -------    -------

      Extraordinary loss (pre-tax)
        due to FAS 101 write-off                11.5      30.6       42.1

Obligation to refund 1998 revenues              27.2      29.2       56.4

Establishment of sustainable energy fund         5.7       6.4       12.1
                                             -------   -------    -------

      Total pre-tax write-off                   44.4      66.2      110.6

Income tax benefit                             (18.4)    (26.4)     (44.8)
                                             -------   -------    -------

      Total after-tax write-off             $   26.0  $   39.8   $   65.8
                                             =======   =======    =======

GPU loss per average common share
  due to Pennsylvania restructuring         $   0.21  $   0.31   $   0.52
                                             =======   =======    =======

FAS 121 Impairment Tests on Generation Facilities
-------------------------------------------------

     In accordance with Statement of Financial Accounting Standards No. 121 (FAS
121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", impairment tests performed by the GPU Energy companies on the December 31, 1998 net book value of their generation facilities determined that the net

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 29 of 50


investment in TMI-1 was impaired, resulting in a write-down of $518 million (pre-tax) to reflect TMI-1's fair market value. Of the amount written down for TMI-1, $508 million was established as a regulatory asset because management believes it is probable of recovery in the restructuring process and $10 million (the FERC jurisdictional portion) was charged to expense as an extraordinary item.


2.   COMMITMENTS AND CONTINGENCIES

                       COMPETITION AND THE CHANGING REGULATORY ENVIRONMENT
                       ---------------------------------------------------

The Emerging Competitive Market and Stranded Costs:
---------------------------------------------------

     The current market price of electricity being below the cost of some utility-owned generation and power purchase commitments, combined with the ability of some customers to choose their energy suppliers, has created stranded costs in the electric utility industry. These stranded costs, while generally recoverable in a regulated environment, are at risk in a deregulated and competitive environment. The PaPUC's Restructuring Orders issued in 1998 granted Met-Ed and Penelec recovery of a substantial portion of their stranded costs. New Jersey legislation enacted in 1999, among other things, also provides for the recovery of stranded costs.

     In 1997, Met-Ed and Penelec filed with the PaPUC their proposed restructuring plans to implement competition and customer choice in Pennsylvania. In June 1998, the PaPUC entered restructuring rate orders on the restructuring plans. As a result of the orders, Met-Ed and Penelec wrote-off in the second quarter of 1998, $320 million and $150 million pre-tax, respectively. Following appeals and extended negotiations, in October 1998, the PaPUC adopted Restructuring Orders, approving the Settlement Agreements entered into by
Met-Ed, Penelec, the PaPUC and all but two of the intervenors in the restructuring proceedings who have appealed the Restructuring Orders. One of these appeals remains pending and is scheduled to be heard in April 1999. There can be no assurance as to the outcome of these appeals. In the third quarter, as a result of the Restructuring Orders, Met-Ed and Penelec reversed $313 million and $142 million pre-tax, respectively, of the write-offs recorded in the second quarter and recorded additional non-recurring charges of $38 million and $58 million pre-tax, for Met-Ed and Penelec, respectively. For additional information, see Note 1, Accounting for Extraordinary and Non-recurring Items.

     In 1997, the NJBPU released Phase II of the Energy Master Plan (NJEMP), which proposes that New Jersey electric utilities should have an opportunity to recover their stranded costs associated with generating capacity commitments and caused by electric retail competition, provided that they attempt to mitigate these costs.

     In 1997, JCP&L filed with the NJBPU its proposed restructuring plan for a competitive electric marketplace in New Jersey as required by the NJEMP. In this plan, JCP&L estimated that its total above-market costs related to power purchase commitments and company-owned generation, on a present value basis, was $1.6 billion excluding above-market generation costs related to Oyster Creek. These estimates are subject to significant uncertainties including the future market price of both electricity and other competitive energy sources, as well as the timing of when these above-market costs become stranded due to customers choosing another supplier. JCP&L

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 30 of 50


proposed recovery of its remaining Oyster Creek plant investment as a regulatory asset, through a nonbypassable charge to customers. At December 31, 1998, JCP&L's net investment in Oyster Creek was $682 million.

     In 1998, hearings on JCP&L's stranded cost and unbundled rate filings were completed before an Administrative Law Judge (ALJ) and a recommended decision was issued. In 1999, legislation to deregulate New Jersey's electricity market was enacted which generally provides for, among other things, customer choice of electric generation supplier for all consumers beginning no later than August 1, 1999; a 5% rate reduction for all customers beginning August 1, 1999 with another 5% rate reduction to be phased in over the next three years (which must be maintained for one year after the end of the three year phase-in); the aggregation of electric generation service by a government or private aggregator; the unbundling of customer bills; the ability to recover stranded costs and the ability to securitize stranded costs. The NJBPU is expected to issue final decisions on JCP&L's stranded cost, unbundled rate and restructuring filings in the second quarter of 1999.

     The inability of JCP&L to recover its stranded costs in whole or in part could result in the recording of liabilities for above-market NUG costs, decommissioning costs, and write-downs of uneconomic generation plant and regulatory assets recorded in accordance with FAS 71 and EITF Issue 97-4. The inability to recover these stranded costs could have a material adverse effect on GPU's results of operations.

     In October 1997, GPU announced its intention to begin a process to sell, through a competitive bid process, up to all of the fossil-fuel and hydroelectric generating facilities owned by the GPU Energy companies. These facilities, comprised of 26 operating stations, support organizations and development sites, total approximately 5,300 MW (JCP&L 1,900 MW; Met-Ed 1,300 MW; Penelec 2,100 MW) of capacity and have a net book value of approximately $1.1 billion (JCP&L $272 million; Met-Ed $283 million; Penelec $508 million) at December 31, 1998. The net proceeds from the sale will be used to reduce the capitalization of the respective GPU Energy companies, repurchase GPU, Inc. common stock, fund previously incurred liabilities in accordance with the Pennsylvania settlement, and may also be applied to reduce short-term debt, finance further acquisitions, and to reduce acquisition debt of the GPUI Group.

     In August 1998, Penelec and New York State Electric & Gas Corporation (NYSEG) entered into definitive agreements with Edison Mission Energy to sell the Homer City Station for a total purchase price of approximately $1.8 billion. Penelec and NYSEG each own a 50% interest in the station, and will share equally in the net sale proceeds. The sale, which is subject to various federal and state regulatory approvals, is expected to be completed in the first quarter of 1999.

     In November 1998, the GPU Energy companies entered into definitive agreements with Sithe Energies and FirstEnergy Corporation to sell all their remaining fossil-fuel and hydroelectric generating facilities other than JCP&L's 50% interest in the Yards Creek Pumped Storage Facility (Yards Creek) for a total purchase price of approximately $1.7 billion (JCP&L $442 million; Met-Ed $677 million; Penelec $604 million). The sales are expected to be completed in mid-1999, subject to the timely receipt of the necessary regulatory and other approvals.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 31 of 50


     JCP&L and Public Service Electric & Gas Company (PSE&G) each hold a 50% undivided ownership interest in Yards Creek. In December 1998, JCP&L filed a petition with the NJBPU seeking a declaratory order that, among other things, PSE&G's right of first refusal to purchase JCP&L's ownership interest at its current book value under a 1964 agreement between the companies was void and unenforceable. PSE&G subsequently commenced a lawsuit in New Jersey Superior Court requesting, among other things, that JCP&L be directed to sell its ownership interest to PSE&G in accordance with the 1964 agreement as well as injunctive relief and damages. In January 1999, the Court granted motions filed by JCP&L and the NJBPU and dismissed PSE&G's complaint on the grounds that the NJBPU had primary jurisdiction in the matter. Management believes that the fair market value of JCP&L's ownership interest in Yards Creek is substantially in excess of its December 31, 1998 book value of $22 million. There can be no assurance of the outcome of this matter.

Nonutility Generation Agreements:

     Pursuant to the mandates of the federal Public Utility Regulatory Policies Act and state regulatory directives, the GPU Energy companies have been required to enter into power purchase agreements with NUGs for the purchase of energy and capacity for remaining periods of up to 22 years. The following table shows actual payments from 1996 through 1998, and estimated payments from 1999 through 2003.

                          Payments Under NUG Agreements
                          -----------------------------
                                  (in millions)
                                  -------------

                          Total      JCP&L      Met-Ed      Penelec
                          -----      -----      ------      -------

   *  1996                 $730       $370        $168         $192
   *  1997                  759        384         172          203
   *  1998                  788        403         174          211
      1999                  798        399         170          229
      2000                  816        404         169          243
      2001                  805        413         166          226
      2002                  819        425         169          225
      2003                  827        422         173          232
*    Actual.

     As of December 31, 1998, NUG facilities covered by agreements having 1,687 MW (JCP&L 918 MW; Met-Ed 364 MW; Penelec 405 MW) of capacity were in service. While a few of these NUG facilities are dispatchable, most are must-run and generally obligate the GPU Energy companies to purchase, at the contract price, the output up to the contract limits.

     The emerging competitive generation market has created uncertainty regarding the forecasting of the companies' energy supply needs, which has caused the GPU Energy companies to change their supply strategy to seek shorter-term agreements offering more flexibility. The GPU Energy companies' future supply plan will likely focus on short- to intermediate-term commitments (one month to three years) during periods of expected high energy price volatility and reliance on spot market purchases during other periods. The projected cost of energy from new generation supply sources has also decreased due to improvements in power plant technologies and lower forecasted

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 32 of 50


fuel prices. As a result of these developments, the rates under virtually all of the GPU Energy companies' NUG agreements for facilities currently in operation are substantially in excess of current and projected prices from alternative sources.

     The 1998 PaPUC Restructuring Orders and the legislation in New Jersey provide for full recovery of the above-market costs of NUG agreements. The GPU Energy companies will continue efforts to reduce the above-market costs of these agreements and will, where beneficial, attempt to renegotiate the prices of the agreements, offer contract buyouts and attempt to convert must-run agreements to dispatchable agreements. There can be no assurance as to the extent to which these efforts will be successful.

     In 1997, the NJBPU approved a Final Settlement which, among other things, provides for the recovery of costs associated with the buyout of the Freehold Cogeneration project. The Final Settlement provides for recovery through the LEAC of buyout costs up to $130 million, and 50% of any costs from $130 million to $140 million, over a seven-year period for the termination of the Freehold power purchase agreement. The NJBPU approved the cost recovery on an interim basis subject to refund, pending further review by the NJBPU. There can be no assurance as to the outcome of this matter.

     In 1998, Met-Ed and Penelec entered into definitive buyout agreements with two NUG project developers. These agreements are contingent upon Met-Ed and Penelec obtaining a final and non-appealable PaPUC order allowing for the full recovery of the buyout payments through retail rates. The Restructuring Orders established terms and conditions that would enable the buyout agreements to proceed; however, until appeals to the Restructuring Orders are resolved, there can be no assurance as to the outcome of these matters.

     JCP&L has contracts through 2002 to purchase between 5,250 GWH and 5,450 GWH of electric generation per year at an average annual cost of $410 million. The prices during this period are estimated to escalate approximately 0.9% annually on a unit cost (cents/KWH) basis. From 2003 through 2008, JCP&L has contracts to purchase between 5,000 GWH and 5,300 GWH of electric generation per year at an average annual cost of $429 million. The prices during this period are estimated to escalate approximately 1.9% annually. After 2008, when major contracts begin to expire, purchases steadily decline to approximately 1,180 GWH in 2014. The contract unit cost is estimated to escalate approximately 2.6% annually from 2009 through 2014, with a total average annual cost of $229 million during this period. All of JCP&L's contracts will have expired by the end of 2020.

     Met-Ed has contracts through 2008 to purchase between 2,200 GWH and 2,400 GWH of electric generation per year at an average annual cost of $173 million. The prices during this period are estimated to escalate approximately 2.0% annually on a unit cost basis. From 2009 through 2012, Met-Ed is forecast to purchase between 1,800 GWH and 2,200 GWH of electric generation per year at an average annual cost of $173 million. During this period, the prices are estimated to decrease approximately 0.7% annually on a unit cost basis. After 2012, Met-Ed's remaining contracts expire rapidly through 2016; thereafter, they remain constant until the expiration of the last contract in 2020.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 33 of 50


     Penelec has contracts through 2010 to purchase between 3,250 GWH and 3,500 GWH of electric generation per year at an average annual cost of $237 million. The prices during this period are estimated to escalate approximately 1.2% annually on a unit cost basis. From 2011 through 2018, purchases decline from approximately 2,600 GWH to approximately 1,350 GWH in 2018. The contract unit cost is estimated to decrease approximately 0.1% annually from 2011 through 2018, with a total average annual cost of $154 million during this period. After 2018, Penelec's remaining contracts expire rapidly through 2020.

     The GPU Energy companies are recovering certain of their NUG costs (including certain buyout costs) from customers. The Restructuring Orders provide assurance of full recovery of these costs for Met-Ed and Penelec. Met-Ed and Penelec recorded a liability of $1.8 billion (Met-Ed $0.8 million; Penelec $1.0 million) for their above-market NUG costs, which is fully offset by Regulatory assets, net on the Consolidated Balance Sheets. The restructuring legislation in New Jersey includes provisions for the recovery of costs under NUG agreements and NUG buyout costs.

Regulatory assets, net:
-----------------------

     In 1998, Met-Ed and Penelec received PaPUC Restructuring Orders which, among other things, essentially remove from regulation the costs associated with providing electric generation service to Pennsylvania consumers, effective January 1, 1999. Accordingly, in 1998 Met-Ed and Penelec discontinued the application of FAS 71 and adopted the provisions of FAS 101 and EITF Issue 97-4 with respect to their electric generation operations. The transmission and distribution portion of Met-Ed and Penelec's operations will continue to be subject to the provisions of FAS 71. See Note 1, Accounting for Extraordinary and Non-recurring Items.

     JCP&L expects to discontinue the application of FAS 71 and adopt FAS 101 and EITF Issue 97-4 for its electric generation operations no later than its receipt of NJBPU approval of its restructuring plans, which is expected in the second quarter of 1999.

     Regulatory assets, net as reflected in the December 31, 1998 and 1997 Consolidated Balance Sheets in accordance with the provisions of FAS 71 and EITF Issue 97-4 were as follows:

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 34 of 50


GPU, Inc. and Subsidiaries                             (in thousands)
--------------------------                             --------------
                                                     1998           1997
                                                  ----------     -----------

Competitive transition charge per PaPUC Order     $1,023,815     $        -
                                                   =========      =========

Other regulatory assets, net:
Reserve for generation divestiture (JCP&L)        $  136,804     $        -
Phase II reserve for
  generation divestiture (Met-Ed and Penelec)      1,356,580              -
Income taxes recoverable through future rates        449,638        510,680
Income taxes refundable through future rates         (52,701)       (89,247)
Net investment in TMI-2                               65,787         83,951
TMI-2 decommissioning costs                          119,571        257,180
Nonutility generation contract buyout costs          123,208        245,568
Unamortized property losses                           80,287         99,532
Other postretirement benefits                         73,770         89,569
Environmental remediation                             50,214         90,308
N.J. unit tax                                         33,244         39,797
Unamortized loss on reacquired debt                   32,247         40,489
Load and demand-side management programs              12,568         23,164
DOE enrichment facility decommissioning               28,956         33,472
Nuclear fuel disposal fee                             21,092         21,512
Storm damage                                          30,166         31,097
Deferred nonutility generation costs
  not in current rates                               (16,067)        24,857
Future nonutility generation costs not in CTC        369,290              -
Public utility realty taxes (PURTA)                    8,060              -
Other regulatory liabilities                         (50,319)       (13,959)
Other regulatory assets                               10,018         59,508
                                                   ---------      ---------
     Total other regulatory assets, net           $2,882,413     $1,547,478
                                                   =========      =========

JCP&L
-----
                                                       (in thousands)
                                                       --------------
                                                     1998           1997
                                                 -----------     ----------
Other regulatory assets, net:
Reserve for generation divestiture                $  136,804     $        -
Income taxes recoverable through future rates        172,752        128,111
Income taxes refundable through future rates         (35,535)       (37,759)
Net investment in TMI-2                               65,787         75,541
TMI-2 decommissioning costs                           19,192         30,024
Nonutility generation contract buyout costs          120,708        140,500
Unamortized property losses                           80,287         94,726
Other postretirement benefits                         46,486         49,807
Environmental remediation                             50,214         61,324
N.J. unit tax                                         33,244         39,797
Unamortized loss on reacquired debt                   25,981         28,729
Load and demand-side management programs              12,568         23,164
DOE enrichment facility decommissioning               18,049         21,223
Nuclear fuel disposal fee                             21,092         23,781
Storm damage                                          30,166         31,097
Other regulatory liabilities                         (49,840)       (11,467)
Other regulatory assets                                5,930         37,878
                                                   ---------      ---------
     Total other regulatory assets, net           $  753,885     $  736,476
                                                   =========      =========

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 35 of 50


Met-Ed
------

Competitive transition charge per PaPUC Order     $  680,213     $        -
                                                   =========      =========

Other regulatory assets, net:
Phase II reserve for
  generation divestiture                          $  421,807     $        -
Income taxes recoverable through future rates        133,585        178,927
Income taxes refundable through future rates         (10,804)       (21,749)
Net investment in TMI-2                                    -          1,187
TMI-2 decommissioning costs                           68,091        145,103
Nonutility generation contract buyout costs            2,500         76,368
Unamortized property losses                                -          2,650
Other postretirement benefits                         27,284         39,762
Environmental remediation                                  -          4,121
Unamortized loss on reacquired debt                    3,023          5,329
DOE enrichment facility decommissioning                7,409          8,166
Nuclear fuel disposal fee                                  -         (1,511)
Deferred nonutility generation costs
  not in current rates                                (7,746)        10,265
Future nonutility generation costs not in CTC        271,270              -
Public utility realty taxes (PURTA)                    3,699              -
Other regulatory liabilities                             (83)        (2,446)
Other regulatory assets                                1,899          4,515
                                                   ---------      ---------
     Total other regulatory assets, net           $  921,934     $  450,687
                                                   =========      =========


Penelec                                                  (in thousands)
-------                                                  --------------
                                                     1998           1997
                                                  ----------      ---------

Competitive transition charge per PaPUC Order     $  343,602     $        -
                                                   =========      =========

Other regulatory assets, net:
Phase II reserve for
  generation divestiture                             934,773             -
Income taxes recoverable through future rates        143,301        203,642
Income taxes refundable through future rates          (6,362)       (29,739)
Net investment in TMI-2                                    -          7,223
TMI-2 decommissioning costs                           32,288         82,053
Nonutility generation contract buyout costs                -         28,700
Unamortized property losses                                -          2,156
Environmental remediation                                  -         24,863
Unamortized loss on reacquired debt                    3,243          6,431
DOE enrichment facility decommissioning                3,498          4,083
Nuclear fuel disposal fee                                  -           (758)
Deferred nonutility generation costs
  not in current rates                                (8,321)        14,592
Future nonutility generation costs not in CTC         98,020              -
Public utility realty taxes (PURTA)                    4,361              -
Other regulatory liabilities                            (396)           (46)
Other regulatory assets                                2,189         17,115
                                                   ---------      ---------
     Total other regulatory assets, net           $1,206,594     $  360,315
                                                   =========      =========

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 36 of 50


Competitive transition charge: Represents the stranded cost recovery amounts allowed by the PaPUC, which are to be collected from customers of Met-Ed and Penelec, beginning January 1, 1999, over 12-year and 11-year transition periods, respectively, except for above-market NUG costs which will be recovered over the lives of the related power purchase contracts. The CTC amounts will be adjusted in a Phase II rate restructuring order, after divestiture of the generation assets is complete. Stranded costs, as defined by the Pennsylvania Customer Choice Act, include an electric utility's known and measurable generation-related costs, which would have been recoverable in the former regulated market, but are not recoverable in a competitive electric generation market.

Reserve for generation  divestiture (JCP&L):  Represents generation  divestiture
shortfall  which  is  probable  of  recovery  in  future  rates,   inclusive  of
divestiture transaction costs.

Phase II reserve for generation divestiture (Met-Ed and Penelec): Represents generation divestiture CTC shortfall to be addressed in a Phase II rate restructuring order, inclusive of future closure costs of various ash disposal sites; amounts related to the remediation of Penelec's Seward station property; costs for a voluntary enhanced retirement program offered to all or certain Genco employees; certain income tax-related items; and divestiture transaction costs.

Income taxes recoverable/refundable through future rates: Represents amounts deferred due to the implementation of FAS 109, "Accounting for Income Taxes," in 1993.

Net investment in TMI-2: Represents costs that are recoverable through rates for the GPU Energy companies' remaining investment in the plant and fuel core.

TMI-2 decommissioning costs: Represents costs that are recoverable through rates for the GPU Energy companies' radiological decommissioning and the cost of removal of nonradiological structures and materials in accordance with the 1995 site-specific study (in 1998 dollars). For additional information, see Nuclear Plant Retirement Costs.

Nonutility generation contract buyout costs: Represents amounts incurred for terminating power purchase contracts with NUGs, for which rate recovery has been granted or is probable.

Unamortized property losses: Consists mainly of costs associated with JCP&L's Forked River project, which are included in rates.

Other postretirement benefits: Includes costs associated with the adoption of FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which are deferred in accordance with EITF Issue 92-12, "Accounting for OPEB Costs by Rate-Regulated Enterprises."

Environmental remediation: Consists of amounts related to the investigation and remediation of several manufactured gas plant sites formerly owned by JCP&L, as well as several other JCP&L sites; Penelec's Seward station property; and future closure costs of various ash disposal sites for the GPU Energy companies. For additional information, see Environmental Matters.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 37 of 50


N.J. unit tax: Represents certain state taxes, with interest, for which JCP&L received NJBPU approval in 1993 to recover over a ten-year period.

Unamortized loss on reacquired debt: Represents premiums and expenses incurred in the early redemption of long-term debt. In accordance with FERC regulations, reacquired debt costs are amortized over the remaining original life of the retired debt.

Load and demand-side management (DSM) programs: Consists of load management costs and other DSM program expenditures that are currently being recovered, with interest, through JCP&L's retail base rates and demand-side factor. Also includes provisions for lost revenues between base rate cases and performance incentives.

Department of Energy (DOE) enrichment facility decommissioning: Represents payments to the DOE over a 15-year period which began in 1994.

Nuclear fuel disposal fee: Represents amounts recoverable through rates for estimated future disposal costs for spent nuclear fuel at Oyster Creek and TMI-1 in accordance with the Nuclear Waste Policy Act of 1982 (NWPA).

Storm damage: Relates to incremental noncapital costs associated with various storms in the JCP&L service territory that are not recoverable through insurance. These amounts were deferred based upon past rate recovery precedent. An annual amortization amount is included in JCP&L's retail base rates and is charged to expense.

Deferred nonutility generation costs not in current rates: Represents NUG operating costs which are not reflected in Met-Ed and Penelec's current rates, for which rate recovery has been assured.

Future nonutility generation costs not in CTC: Represents future NUG operating costs which are not presently included in Met-Ed and Penelec's CTC, for which recovery has been assured. The amounts collected will be adjusted every five years over the life of each NUG contract.

Public utility realty taxes (PURTA): Represents additional assessments under the public utility realty tax, which are recoverable through Met-Ed and Penelec's state tax adjustment surcharges.


                             ACCOUNTING MATTERS
                             ------------------

     In 1998, Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities," was issued. FAS 133 requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. To comply with this statement, GPU will be required to include its derivative transactions on its balance sheet at fair value, and recognize the subsequent changes in fair value as either gains or losses in earnings or report them as a component of other comprehensive income, depending upon the intended use and designation of the derivative as a hedge.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 38 of 50


This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. GPU expects to adopt this statement in the first quarter of 2000. GPU is in the process of evaluating the impact of FAS 133.

      In 1998, the FASB's EITF issued guidance on accounting for energy contracts with EITF Issue 98-10, "Accounting for Energy Trading and Risk Management Activities," which is effective for fiscal years beginning after December 15, 1998. EITF Issue 98-10 addresses whether certain types of contracts for the sale and purchase of energy commodities should be marked to market or accounted for under accrual accounting. GPU will adopt EITF Issue 98-10 in the first quarter of 1999. The adoption of EITF Issue 98-10 is not expected to have a material impact on GPU's financial position or results of operations.

     FAS 121 requires that regulatory assets meet the recovery criteria of FAS 71 on an ongoing basis in order to avoid a write-down. In addition, FAS 121 requires that long-lived assets, identifiable intangibles, capital leases and goodwill be reviewed for impairment whenever events occur or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. FAS 121 also requires the recognition of impairment losses when the carrying amounts of those assets are greater than the estimated cash flows expected to be generated from the use and eventual disposition of the assets.

     The restructuring proceeding in New Jersey could result in substantial disallowance of certain capital additions; the disallowance of certain stranded costs; reduction in cost of capital allowances on certain elements of plant and cost deferrals; and tariff rate unbundling reflecting an allocation of costs to the transmission and distribution activities lower than that proposed by JCP&L. Management believes that the outcome of that proceeding could have a material adverse effect on GPU's future earnings.


                              NUCLEAR FACILITIES
                              ------------------

    The GPU Energy companies have made investments in three major nuclear projects -- TMI-1 and Oyster Creek, both of which are operating generation facilities, and TMI-2, which was damaged during a 1979 accident. TMI-1 and TMI-2 are jointly owned by JCP&L, Met-Ed and Penelec in the percentages of 25%, 50% and 25%, respectively. Oyster Creek is owned by JCP&L. At December 31, 1998 and 1997, the GPU Energy companies' net investment in TMI-1 and Oyster Creek, including nuclear fuel, was as follows:

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 39 of 50


                                Net Investment (in millions)
                              ----------------------------
                                   TMI-1     Oyster Creek
                                   -----     ------------
           1998
           ----

           JCP&L                   $ 18           $682
           Met-Ed                    36             -
           Penelec                   17             -
                                    ---            ----
             Total                 $ 71           $682
                                    ===            ===


           1997

           JCP&L                   $155           $701
           Met-Ed                   300             -
           Penelec                  147             -
                                    ---            ----
             Total                 $602           $701
                                    ===            ===


     The GPU Energy companies' net investment in TMI-2 at December 31, 1998 was $66 million for JCP&L and $84 million, (JCP&L $76 million, Met-Ed $1 million; Penelec $7 million) at December 31, 1997. JCP&L is collecting revenues for TMI-2 on a basis which provides for the recovery of its remaining investment in the plant by 2008. In 1998, Met-Ed and Penelec received PaPUC Restructuring Orders, discontinued the application of FAS 71 and adopted the provisions of FAS 101 and EITF Issue 97-4 with respect to their electric generation operations. Accordingly, Met-Ed and Penelec wrote-off their remaining investment in TMI-2 of $1 million and $7 million, respectively.

     Costs associated with the operation, maintenance and retirement of nuclear plants have continued to be significant and less predictable than costs associated with other sources of generation, in large part due to changing regulatory requirements, safety standards, availability of nuclear waste disposal facilities and experience gained in the construction and operation of nuclear facilities. The GPU Energy companies may also incur costs and experience reduced output at their nuclear plants because of the prevailing design criteria at the time of construction and the age of the plants' systems and equipment. In addition, for economic or other reasons, operation of these plants for the full term of their operating licenses cannot be assured. Also, not all risks associated with the ownership or operation of nuclear facilities may be adequately insured or insurable. Consequently, the recovery of costs associated with nuclear projects, including replacement power, any unamortized investment at the end of each plant's useful life (whether scheduled or premature), the carrying costs of that investment and retirement costs, is not assured. (See Competition and the Changing Regulatory Environment.)

     In addition to the continued operation of the Oyster Creek facility, JCP&L has been exploring the sale or early retirement of the plant to mitigate costs associated with its continued operation. GPU does not anticipate making a final decision on the plant before the NJBPU rules on JCP&L's restructuring filing. If a decision is made to retire the plant early, retirement would likely occur in 2000. Although management believes that the current rate structure would allow for the recovery of and return on its net investment in the plant and provide for decommissioning costs,

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 40 of 50


there can be no assurance that such costs will be fully recoverable.

     In October 1998, GPU entered into definitive agreements to sell TMI-1 to AmerGen, a joint venture between PECO Energy and British Energy.

TMI-2:
------

     As a result of the 1979 TMI-2 accident, individual claims for alleged personal injury (including claims for punitive damages), which are material in amount, were asserted against GPU, Inc. and the GPU Energy companies. Approximately 2,100 of such claims were filed in the United States District Court for the Middle District of Pennsylvania. Some of the claims also seek recovery for injuries from alleged emissions of radioactivity before and after the accident.

     At the time of the TMI-2 accident, as provided for in the Price-Anderson Act, the GPU Energy companies had (a) primary financial protection in the form of insurance policies with groups of insurance companies providing an aggregate of $140 million of primary coverage, (b) secondary financial protection in the form of private liability insurance under an industry retrospective rating plan providing for up to an aggregate of $335 million in premium charges under such plan, and (c) an indemnity agreement with the Nuclear Regulatory Commission
(NRC) for up to $85 million, bringing their total financial protection up to an aggregate of $560 million. Under the secondary level, the GPU Energy companies are subject to a retrospective premium charge of up to $5 million per reactor, or a total of $15 million (JCP&L $7.5 million; Met-Ed $5 million; Penelec $2.5 million).

     In 1995, the U.S. Court of Appeals for the Third Circuit ruled that the Price-Anderson Act provides coverage under its primary and secondary levels for punitive as well as compensatory damages, but that punitive damages could not be recovered against the Federal Government under the third level of financial protection. In so doing, the Court of Appeals referred to the "finite fund" (the $560 million of financial protection under the Price-Anderson Act) to which plaintiffs must resort to get compensatory as well as punitive damages.

     The Court of Appeals also ruled that the standard of care owed by the defendants to a plaintiff was determined by the specific level of radiation which was released into the environment, as measured at the site boundary, rather than as measured at the specific site where the plaintiff was located at the time of the accident (as the defendants proposed). The Court of Appeals also held that each plaintiff still must demonstrate exposure to radiation released during the TMI-2 accident and that such exposure had resulted in injuries. In 1996, the U.S. Supreme Court denied petitions filed by GPU, Inc. and the GPU Energy companies to review the Court of Appeals' rulings.

     In 1996, the District Court granted a motion for summary judgment filed by GPU, Inc. and the GPU Energy companies, and dismissed all of the 2,100 pending claims. The Court ruled that there was no evidence which created a genuine issue of material

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 41 of 50


fact warranting submission of plaintiffs' claims to a jury. The plaintiffs have appealed the District Court's ruling to the Court of Appeals for the Third Circuit, before which the matter is pending. There can be no assurance as to the outcome of this litigation.

     Based on the above, GPU, Inc. and the GPU Energy companies believe that any liability to which they might be subject by reason of the TMI-2 accident will not exceed their financial protection under the Price-Anderson Act.


                        NUCLEAR PLANT RETIREMENT COSTS
                        ------------------------------

     Retirement costs for nuclear plants include decommissioning the radiological portions of the plants and the cost of removal of nonradiological structures and materials. The disposal of spent nuclear fuel is covered separately by contracts with the DOE.

     In 1990, the GPU Energy companies submitted a report, in compliance with NRC regulations, setting forth a funding plan (employing the external sinking fund method) for the decommissioning of their nuclear reactors. Under this plan, the GPU Energy companies intend to complete the funding for Oyster Creek and TMI-1 by the end of the plants' license terms, 2009 and 2014, respectively. The TMI-2 funding completion date is 2014, consistent with TMI-2 remaining in long-term storage and being decommissioned at the same time as TMI-1. Based on NRC studies, a comparable funding target was developed for TMI-2 which took the accident into account. Under the NRC regulations, the funding targets (in 1998 dollars) for TMI-1, TMI-2, and Oyster Creek are as follows:

                                              (in millions)
                                                               Oyster
                                        TMI-1      TMI-2       Creek
                                        -----      -----       -----

JCP&L                                   $ 67       $106        $328
Met-Ed                                   134        214           -
Penelec                                   67        106           -
                                         ---        ---         ---
   Total                                $268       $426        $328
                                         ===        ===         ===

The funding targets, while not considered cost estimates, are reference levels designed to assure that licensees demonstrate adequate financial responsibility for decommissioning. While the NRC regulations address activities related to the removal of the radiological portions of the plants, they do not address costs related to the removal of nonradiological structures and materials.

    A consultant to GPUN performed  site-specific studies of TMI-1 (1995), TMI-2
(1995) and Oyster Creek (1995 and 1998), that considered various decommissioning methods and estimated the cost of decommissioning the radiological portions and the cost of removal of the nonradiological portions of each plant, using the prompt removal/dismantlement method. GPUN management has reviewed the methodology and assumptions used in these studies, is in agreement with them, and believes the results are reasonable. The NRC may require an acceleration of the decommissioning funding for Oyster Creek if the plant is retired early. The retirement cost

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 42 of 50


estimates under the site-specific studies, assuming decommissioning at the end of the plants' license terms, are as follows (in 1998 dollars):

                                              (in millions)
                                              -------------
                                                               Oyster
                                        TMI-1      TMI-2       Creek
                                        -----      -----       -----

Radiological decommissioning            $346       $421        $572
Nonradiological cost of removal           85         34 *        31
                                         ---        ---         ---
   Total                                $431       $455        $603
                                         ===        ===         ===

* Net of $12.3 million spent as of December 31, 1998.

     Each of the GPU Energy companies is responsible for retirement costs in proportion to its respective ownership percentage.

     The 1995 Oyster Creek site-specific study was updated in response to the previously announced potential early closure of the plant in the year 2000. An early shutdown would increase the retirement costs shown above to $611 million ($580 million for radiological decommissioning and $31 million for nonradiological cost of removal). Both estimates include substantial spending for an on-site dry storage facility for spent nuclear fuel and significant costs for storing the fuel until the DOE complies with the Nuclear Waste Policy Act of 1982 (see Other Commitments and Contingencies).

     In October 1998, GPU entered into definitive agreements to sell TMI-1 to AmerGen. The agreements provide, among other things, that upon closing, the GPU Energy companies will fund the TMI-1 decommissioning trusts up to $320 million and AmerGen will assume all TMI-1 decommissioning liabilities. If all the necessary regulatory approvals, as well as certain Internal Revenue Service rulings, are obtained, the transfer of all the TMI-1 decommissioning liabilities and expenses to AmerGen will take place at the financial closing.

     The ultimate cost of retiring the GPU Energy companies' nuclear facilities may be different from the cost estimates contained in these site-specific studies. Such costs are subject to (a) the escalation of various cost elements (for reasons including, but not limited to, general inflation), (b) the further development of regulatory requirements governing decommissioning, (c) the technology available at the time of decommissioning, and (d) the availability of nuclear waste disposal facilities.

     The GPU Energy companies charge to depreciation expense and accrue retirement costs based on amounts being collected from customers. Customer collections are contributed to external trust funds. These deposits, including the related earnings, are classified as Nuclear decommissioning trusts, at market on the Consolidated Balance Sheets.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 43 of 50


TMI-1 and Oyster Creek:

     The Final Settlement approved by the NJBPU in 1997 has granted JCP&L annual revenues for TMI-1 and Oyster Creek retirement costs of $5.2 million and $22.5 million, respectively. These annual revenues are based on the 1995 site-specific study estimates.

    The PaPUC has granted Met-Ed annual revenues for TMI-1 retirement costs of $8.5 million based on both the NRC funding target for radiological decommissioning costs and the 1988 site-specific study for nonradiological costs of removal. The PaPUC also granted Penelec annual revenues of $4.2 million for its share of TMI-1 retirement costs, on a basis consistent with that granted Met-Ed. In the Restructuring Orders, the PaPUC granted recovery of an interim level of TMI-1 decommissioning costs as part of the CTC. This amount will be adjusted in Phase II of Met-Ed and Penelec's restructuring proceedings, once the net proceeds from the generation asset divestiture are determined.

     The amounts charged to depreciation expense in 1998 and the provisions for the future expenditure of these funds, which have been made in accumulated depreciation, are as follows:

                                         (in millions)
                                                   Oyster
                                        TMI-1      Creek
                                        -----      -----
Amount expensed in 1998:
   JCP&L                                $  5       $ 22
   Met-Ed                                  9          -
   Penelec                                 4          -
                                         ---        ---
     Total                              $ 18       $ 22
                                         ===        ===


Accumulated depreciation provision
at December 31, 1998:
   JCP&L                                $ 49       $273
   Met-Ed                                 74          -
   Penelec                                35          -
                                         ---        ---
     Total                              $158       $273
                                         ===        ===


    Management believes that any TMI-1 and Oyster Creek retirement costs, in excess of those currently recognized for ratemaking purposes, should be recoverable from customers.

TMI-2:
------

    The estimated liabilities for TMI-2 future retirement costs (reflected as Three Mile Island Unit 2 future costs on the Consolidated Balance Sheets) as of December 31, 1998 and 1997 are as follows:

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 44 of 50


                                           (in millions)

                                Total      JCP&L         Met-Ed      Penelec
                                -----      -----         ------      -------

1998                            $484       $121          $242        $121
1997                            $449       $112          $225        $112

These amounts are based upon the 1995 site-specific study estimates (in 1998 and 1997 dollars, respectively) discussed above and an estimate for remaining incremental monitored storage costs of $29 million (JCP&L $7 million; Met-Ed $15 million; Penelec $7 million ) for 1998 and $16 million (JCP&L $4 million; Met-Ed $8 million; Penelec $4 million) for 1997, as a result of TMI-2's entering long-term monitored storage in 1993. The GPU Energy companies are incurring annual incremental monitored storage costs of approximately $1.8 million (JCP&L $450 thousand; Met-Ed $900 thousand ; Penelec $450 thousand).

     Offsetting the $484 million liability at December 31, 1998 is $252 million (JCP&L $23 million; Met-Ed $147 million; Penelec $82 million) which management believes is probable of recovery from customers and included in Regulatory assets, net on the Consolidated Balance Sheets, and $266 million (JCP&L $103 million; Met-Ed $120 million; Penelec $43 million) in trust funds for TMI-2 and included in Nuclear decommissioning trusts, at market on the Consolidated Balance Sheets. Earnings on trust fund deposits are included in amounts shown on the Consolidated Balance Sheets under Regulatory assets, net. TMI-2 decommissioning costs charged to depreciation expense in 1998 amounted to $13 million (JCP&L $2 million; Met-Ed $10 million; Penelec $1 million).

     The NJBPU has granted JCP&L revenues for TMI-2 retirement costs based on the 1995 site-specific estimates. In addition, JCP&L is recovering its share of TMI-2's incremental monitored storage costs. The PaPUC Restructuring Orders granted Met-Ed and Penelec recovery of TMI-2 decommissioning costs as part of the CTC, but also allowed Met-Ed and Penelec to defer as a regulatory asset those amounts that are above the level provided for in the CTC.

     At December 31, 1998, the accident-related portion of TMI-2 radiological decommissioning costs is considered to be $75 million (JCP&L $19 million; Met-Ed $37 million; Penelec $19 million), which is the difference between the 1995 TMI-1 and TMI-2 site-specific study estimates (in 1998 dollars). In connection with rate case resolutions at the time, JCP&L, Met-Ed and Penelec have made contributions to irrevocable external trusts relating to their shares of the accident-related portions of the decommissioning liability in the amounts of $15 million, $40 million and $20 million, respectively. These contributions were not recoverable from customers and have been expensed. The GPU Energy companies will not pursue recovery from customers for any amounts contributed in excess of the $75 million accident-related portion referred to above.

     JCP&L intends to seek recovery for any increases in TMI-2 retirement costs, and Met-Ed and Penelec intend to seek recovery for any increases in the nonaccident-related portion of such costs, but recognize that recovery cannot be assured.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 45 of 50


                                    INSURANCE
                                    ---------

     GPU has insurance (subject to retentions and deductibles) for its operations and facilities including coverage for property damage, liability to employees and third parties, and loss of use and occupancy (primarily incremental replacement power costs). There is no assurance that GPU will maintain all existing insurance coverages, some of which will change as certain generating assets are sold. Losses or liabilities that are not completely insured, unless allowed to be recovered through ratemaking, could have a material adverse effect on the financial position of GPU.

     The decontamination liability, premature decommissioning and property damage insurance coverage for the TMI station and for Oyster Creek totals $2.7 billion per site. In accordance with NRC regulations, these insurance policies generally require that proceeds first be used for stabilization of the reactors and then to pay for decontamination and debris removal expenses. Any remaining amounts available under the policies may then be used for repair and restoration costs and decommissioning costs. Consequently, there can be no assurance that in the event of a nuclear incident, property damage insurance proceeds would be available for the repair and restoration of that station.

     The Price-Anderson Act limits GPU's liability to third parties for a nuclear incident at one of its sites to approximately $9.8 billion. Coverage for the first $200 million of such liability is provided by private insurance. The remaining coverage, or secondary financial protection, is provided by retrospective premiums payable by all nuclear reactor owners. Under secondary financial protection, a nuclear incident at any licensed nuclear power reactor in the country, including those owned by the GPU Energy companies, could result in assessments of up to $88 million per incident for each of the GPU Energy companies' two operating reactors, subject to an annual maximum payment of $10 million per incident per reactor. In addition to the retrospective premiums payable under the Price-Anderson Act, the GPU Energy companies are also subject to retrospective premium assessments of up to $26.8 million (JCP&L $16.9 million; Met-Ed $6.6 million; Penelec $3.3 million) in any one year under insurance policies applicable to nuclear operations and facilities.

     The GPU Energy companies have insurance coverage for incremental replacement power costs resulting from an accident-related outage at their nuclear plants. Coverage commences after a 17-week waiting period at $3.5 million per week, and after 23 weeks of an outage, continues for three years beginning at $1.8 million and $2.6 million per week for the first year for Oyster Creek and TMI-1, respectively, decreasing to 80% of such amounts for years two and three.

                             ENVIRONMENTAL MATTERS
                             ---------------------

     As a result of existing and proposed legislation and regulations, and ongoing legal proceedings dealing with environmental matters, including but not limited to acid rain, water quality, ambient air quality, global warming, electromagnetic fields, and storage and disposal of hazardous and/or toxic wastes, GPU may be required to incur substantial additional costs to construct new equipment, modify or replace existing and proposed equipment, remediate, decommission or cleanup waste

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 46 of 50


disposal and other sites currently or formerly used by it, including formerly owned manufactured gas plants (MGP), coal mine refuse piles and generation facilities.

     To comply with Titles I and IV of the federal Clean Air Act Amendments of 1990 (Clean Air Act), the GPU Energy companies have spent $242 million (JCP&L $44 million; Met-Ed $95 million; Penelec $103 million) to date. Effective November 1997, the Pennsylvania Environmental Quality Board adopted regulations implementing the NOx reductions proposed by the Ozone Transport Commission
(OTC), and in December 1997, the New Jersey Department of Environmental Protection developed a proposal with the electric utility industry on a plan to implement the OTC's proposed NOx reductions. The GPU Energy companies expect that the U.S. Environmental Protection Agency (EPA) will approve these state implementation plans, and that as a result, they would expect to spend an estimated $0.6 million (JCP&L $30 thousand; Met-Ed $340 thousand; Penelec $200 thousand) in 1999 to meet the seasonal reductions agreed upon by the OTC. In July 1997 and October 1998 the EPA adopted new, more stringent rules on ozone and particulate matter. Several groups have filed suit in the U.S. Court of Appeals to overturn these new air quality standards on the grounds that, among other things, they are based on inadequate scientific evidence. The GPU Energy companies are unable to determine what additional costs, if any, will be incurred if the EPA rules are upheld. Moreover, the timing and amounts of expenditures under the Clean Air Act will be dependent upon the timing of the sales of the related generating facilities.

    GPU has been formally notified by the EPA and state environmental authorities that it is among the potentially responsible parties (PRPs) who may be jointly and severally liable to pay for the costs associated with the investigation and remediation at hazardous and/or toxic waste sites (in some cases, more than one company is named for a given site):

         JCP&L       MET-ED    PENELEC      GPUN      GPU, INC.   TOTAL
         -----       ------    -------      ----      ---------   -----

            8         4          2           1           1          13

In addition, certain of the GPU companies have been requested to participate in the remediation or supply information to the EPA and state environmental authorities on several other sites for which they have not been formally named as PRPs, although the EPA and state authorities may nevertheless consider them as PRPs. Certain of the GPU companies have also been named in lawsuits requesting damages (which are material in amount) for hazardous and/or toxic substances allegedly released into the environment. The ultimate cost of remediation will depend upon changing circumstances as site investigations continue, including (a) the existing technology required for site cleanup, (b) the remedial action plan chosen and (c) the extent of site contamination and the portion attributed to the GPU companies involved.

    In 1997, the EPA filed a complaint against GPU, Inc. in the United States District Court for the District of Delaware for enforcement of its unilateral order issued against GPU, Inc. to clean up the former Dover Gas Light Company (Dover) manufactured gas production site in Dover, Delaware. Dover was part of the AGECO/AGECORP group of companies from 1929 until 1942 and GPU, Inc. emerged from the AGECO/AGECORP reorganization proceedings. All of the common stock of Dover was sold in 1942 by a member of the AGECO/AGECORP group to an unaffiliated entity, and was subsequently acquired by Chesapeake Utilities Corporation (Chesapeake). According to

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 47 of 50


the complaint, the EPA is seeking up to $0.5 million in past costs, $4.2 million for work in connection with the cleanup of the Dover site and approximately $19 million in penalties. GPU, Inc. has responded to the EPA complaint stating that such claims should be dismissed because, among other things, they are barred by the operation of the Final Decree entered by the United States District Court for the Southern District of New York at the conclusion of the 1946 reorganization proceedings of AGECO/AGECORP. Chesapeake has also sued GPU, Inc. for a contribution to the cleanup of the Dover site. In December 1997, the Court refused to dismiss the complaint; GPU, Inc. has requested that the Court reconsider its decision. The parties continue to engage in settlement discussions. There can be no assurance as to the outcome of these proceedings.

    Pursuant to federal environmental monitoring requirements, Penelec has reported to the Pennsylvania Department of Environmental Protection (PaDEP) that contaminants from coal mine refuse piles were identified in storm water run-off at Penelec's Seward station property. Penelec signed a modified Consent Order, which became effective December 1996, that establishes a schedule for submitting a plan for long-term remediation, based on future operating scenarios. Penelec currently estimates that the remediation of the Seward station property will range from $12 million to $20 million and has a recorded liability of $12 million at December 31, 1998. These cost estimates are subject to uncertainties based on continuing discussions with the PaDEP as to the method of remediation, the extent of remediation required and available cleanup technologies. Penelec expects recovery of these remediation costs in Phase II of its restructuring proceeding and has recorded a corresponding regulatory asset of approximately $12 million at December 31, 1998.

    In 1997, the GPU Energy companies filed with the PaDEP applications for re-permitting seven operating ash disposal sites, including projected site closure procedures and related cost estimates. The cost estimates for the closure of these sites range from approximately $17 million to $22 million, and a liability of $17 million (JCP&L $1 million; Met-Ed $4 million; Penelec $12 million) is reflected on the Consolidated Balance Sheets at December 31, 1998. JCP&L has requested recovery of its share of closure costs in its restructuring plan filed with the NJBPU in July 1997. Met-Ed and Penelec expect recovery of these costs in Phase II of their restructuring proceedings. As a result, a regulatory asset of $17 million (JCP&L $1 million; Met-Ed $4 million; Penelec $12 million) is reflected on the Consolidated Balance Sheets at December 31, 1998.

    JCP&L has entered into agreements with the New Jersey Department of Environmental Protection for the investigation and remediation of 17 formerly owned MGP sites. JCP&L has also entered into various cost-sharing agreements with other utilities for most of the sites. As of December 31, 1998, JCP&L has spent approximately $32 million in connection with the cleanup of these sites. In addition, JCP&L has recorded an estimated environmental liability of $52 million relating to expected future costs of these sites (as well as two other properties). This estimated liability is based upon ongoing site investigations and remediation efforts, which generally involve capping the sites and pumping and treatment of ground water. Moreover, the cost to clean up these sites could be materially in excess of $52 million due to significant uncertainties, including changes in acceptable remediation methods and technologies.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 48 of 50


    In 1997, JCP&L's request to establish a Remediation Adjustment Clause for the recovery of MGP remediation costs was approved by the NJBPU as part of the Final Settlement. At December 31, 1998, JCP&L had recorded on its Consolidated Balance Sheet a regulatory asset of $44 million. JCP&L is continuing to pursue reimbursement from its insurance carriers for remediation costs already spent and for future estimated costs. In 1994, JCP&L filed a complaint with the Superior Court of New Jersey against several of its insurance carriers, relative to these MGP sites. Pretrial discovery is continuing.

                       OTHER COMMITMENTS AND CONTINGENCIES
                       -----------------------------------

GPUI Group:
-----------

    At December 31, 1998, the GPUI Group had investments totaling approximately $1.2 billion in businesses and facilities located in foreign countries. Although management attempts to mitigate the risk of investing in certain foreign countries by securing political risk insurance, the GPUI Group faces additional risks inherent to operating in such locations, including foreign currency fluctuations.

    At December 31, 1998, GPU, Inc.'s aggregate investment in the GPUI Group was $590 million; GPU, Inc. has also guaranteed up to an additional $761 million of GPUI Group obligations. Of this amount, $735 million is included in Long-term debt and Securities due within one year on GPU's Consolidated Balance Sheet at December 31, 1998, and $26 million relates to various other obligations of the GPUI Group.

    Midlands has invested in a power project in Pakistan (Uch Power Project) which was originally scheduled to begin commercial operation in late 1998. The Uch Power Project is a 586 MW facility of which Midlands is a 40% owner. Construction of the Uch Power Project is complete, but commercial operation has been delayed pending resolution of a dispute with the Pakistani government. In July 1998, the Pakistani government-owned utility issued a notice of intent to terminate certain key project agreements. The notice asserted that various forms of corruption were involved in the original granting of the agreements to the Uch investors by the predecessor Pakistani government. The Uch investors, including Midlands, strongly deny the allegations and are continuing to explore remedies to the situation. GPU Electric believes that similar notices were received by a number of other independent power projects in Pakistan. In December 1998, the Pakistani government offered to withdraw these notices.

    Through its 50% ownership in Midlands, GPU Electric's current investment in the Uch Power Project is approximately $32 million, and project lenders could require GPU Electric to make additional capital contributions to the project of approximately $12 million under certain conditions. There can be no assurance as to the outcome of this matter.

    Lake Cogen, Ltd. (Lake), an independent power project owned by GPU International, is pursuing legal proceedings against Florida Power Corporation
(FPC) to resolve an ongoing disagreement involving the pricing under the power purchase agreement between

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 49 of 50


Lake and FPC. GPU International's total investment in Lake, including guaranteed lease payments, is approximately $21 million. A court decision is expected in February 1999. There can be no assurance as to the outcome of this proceeding.

Other:

    GPU's capital programs, for which substantial commitments have been incurred and which extend over several years, contemplate expenditures of $436 million (JCP&L $183 million; Met-Ed $97 million; Penelec $98 million; Other $58 million) during 1999.

    The GPU Energy companies have entered into long-term contracts with nonaffiliated mining companies for the purchase of coal for certain generating stations in which they have ownership interests. The contracts, which expire at various dates between 1999 and 2007, require the purchase of either fixed or minimum amounts of the stations' coal requirements. The price of the coal under the contracts is based on adjustments of indexed cost components. The GPU Energy companies' share of the cost of coal purchased under these agreements is expected to aggregate $212 million (JCP&L $27 million; Met-Ed $57 million; Penelec $128 million) for 1999. These contracts will be assumed by Sithe Energies, upon the closing of its purchase of the GPU Energy companies' fossil generation facilities.

     JCP&L has entered into agreements with other utilities to purchase capacity and energy for various periods through 2004. These agreements provide for up to 629 MW in 1999, declining to 445 MW in 2000 through 2003 and 345 MW in 2004 when the final agreement expires. Payments pursuant to these agreements are estimated to be $114 million in 1999, $91 million in 2000, $99 million in 2001, $109 million in 2002, $113 million in 2003 and $48 million in 2004.

     In accordance with the NWPA, the GPU Energy companies have entered into contracts with, and have been paying fees to, the DOE for the future disposal of spent nuclear fuel in a repository or interim storage facility. Following its purchase of TMI-1, AmerGen will assume liabilities for disposal costs related to spent fuel generated after the sale. In 1996, the DOE notified the GPU Energy companies and other standard contract holders that it will be unable to begin acceptance of spent nuclear fuel for disposal by 1998, as mandated by the NWPA. The DOE requested recommendations from contract holders for handling the delay. In January 1997, the GPU Energy companies, along with other electric utilities and state agencies, petitioned the U.S. Court of Appeals to, among other things, permit utilities to cease payments into the Federal Nuclear Waste Fund until the DOE complies with the NWPA. In November 1997, the Court denied this request. The DOE's inability to accept spent nuclear fuel could have a material impact on GPU's results of operations, as additional costs may be incurred to build and maintain interim on-site storage at Oyster Creek. TMI-1 has sufficient on-site storage capacity to accommodate spent nuclear fuel through the end of its licensed life. In June 1997, a consortium of electric utilities, including GPUN, filed a license application with the NRC seeking permission to build an interim above-ground disposal facility for spent nuclear fuel in northwestern Utah. There can be no assurance as to the outcome of these matters.

                                                            Financial Statements
                                                            Item 6(b)
                                                            Page 50 of 50


     New Jersey and Connecticut have established the Northeast Compact, to construct a low-level radioactive waste disposal facility in New Jersey, which was expected to commence operation by the end of 2003. GPUN's total share of the cost for developing, constructing and site licensing the facility was estimated to be $58 million. Through December 31, 1998, GPUN has made payments of $6 million. JCP&L is recovering the costs to construct this facility from customers, and $27 million has been collected to date. In February 1998, the New Jersey Low-Level Radwaste Facility Siting Board (Siting Board) voted to suspend the siting process in New Jersey. The Siting Board is in the process of determining what activities are required by law to be continued, and the level of funding required to support these activities. The Siting Board intended to return the unused funds to the generators, but the Governor has overruled this decision. Legislation is pending in New Jersey, however, that would mandate returning the unused funds to the generators, of which GPUN's share is approximately $2.6 million. GPUN cannot determine at this time what effect, if any, this matter will have on its operations.

     Pennsylvania, Delaware, Maryland and West Virginia have established the Appalachian Compact to construct a facility for the disposal of low-level radwaste in those states, including low-level radwaste from TMI-1. To date, pre-construction costs of $33 million, out of an estimated $88 million, have been paid. Eleven nuclear plants have so far shared equally in the pre-construction costs; GPUN has contributed $3 million on behalf of TMI-1. Pennsylvania has suspended the search for a low-level radwaste disposal site in the state. GPUN cannot determine at this time what effect, if any, this may have on its operations.

     JCP&L's two operating nuclear units are subject to the NJBPU's annual nuclear performance standard. Operation of these units at an aggregate annual generating capacity factor below 65% or above 75% would trigger a charge or credit based on replacement energy costs. At current cost levels, the maximum annual effect on net income of the performance standard charge at a 40% capacity factor would be approximately $11 million before tax. While a capacity factor below 40% would generate no specific monetary charge, it would require the issue to be brought before the NJBPU for review. The annual measurement period, which begins in March of each year, coincides with that used for the LEAC.

     At December 31, 1998, GPU, Inc. and consolidated affiliates had 8,957 employees worldwide (JCP&L 2,258; Met-Ed 2,654; Penelec 1,780; GPUI Group 454; all other companies 1,811), of which 8,611 employees were located in the U.S. The majority of the U.S. workforce is employed by the GPU Energy companies, of which approximately 4,650 are represented by unions for collective bargaining purposes. JCP&L, Met-Ed and Penelec's collective bargaining agreements with the International Brotherhood of Electrical Workers expire in 1999, 2000 and 2002, respectively. Penelec's collective bargaining agreement with the Utility Workers Union of America expires in 2001.

     During the normal course of the operation of its businesses, in addition to the matters described above, GPU is from time to time involved in disputes, claims and, in some cases, as a defendant in litigation in which compensatory and punitive damages are sought by the public, customers, contractors, vendors and other suppliers of equipment and services and by employees alleging unlawful employment practices. While management does not expect that the outcome of these matters will have a material effect on GPU's financial position or results of operations, there can be no assurance that this will continue to be the case.